                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER


                                  BY AND AMONG


                                  AMRESCO, INC.

                              MIC ACQUISITION, INC.

                         MORTGAGE INVESTORS CORPORATION

                                 WILLIAM EDWARDS

                                       AND

                        THE OTHER STOCKHOLDERS LISTED ON
                            THE SIGNATURE PAGE HEREOF




                                  July 14, 1998


                  An Index of Defined Terms begins on Page vii

                                TABLE OF CONTENTS

                                                                                                                PAGE
ARTICLE 1

Merger............................................................................................................2
         1.1        The Merger....................................................................................2
                    (a)    The Merger.............................................................................2
                    (b)    Effective Time of the Mergers..........................................................2
                    (c)    Effect of the Merger...................................................................2
                    (d)    The Surviving Corporation's Articles of Incorporation; Bylaws;
                           Directors and Officers.................................................................2
                    (e)    Tax Consequences.......................................................................2
         1.2        Terms of the Merger...........................................................................3
                    (a)    Merger Consideration...................................................................3
                    (b)    Closing Stock Merger Consideration.....................................................3
                    (c)    Post-Closing Earnout Payments..........................................................4
                    (d)    Delivery of Estimated Earnout Computation Statement....................................5
                    (e)    Earnout True-up Statement..............................................................5
                    (f)    Earnout True-up Payment................................................................6
                    (g)    Exchange Procedure for the Stock.......................................................6
                    (h)    Merger Sub Capital Stock...............................................................7
                    (i)    Marketing Solution Publications, Inc...................................................7
                    (j)    Listed Shares..........................................................................7

ARTICLE 2

Closing The Transaction...........................................................................................7
         2.1        Closing.......................................................................................7
         2.2        Sellers Deliveries at Closing.................................................................8
                    (a)    Stock Certificates.....................................................................8
                    (b)    Closing Certificate....................................................................8
                    (c)    Consents and Approvals.................................................................8
                    (d)    Resolutions............................................................................8
                    (e)    Proceedings and Documents..............................................................8
                    (f)    Good Standing Certificates.............................................................8
                    (g)    Opinions of Sellers' Counsel...........................................................8
                    (h)    Stockholder Releases...................................................................8
                    (i)    Other Instruments......................................................................9
         2.3        Buyer's and Merger Sub's Deliveries at Closing................................................9
                    (a)    The Merger Consideration...............................................................9
                    (b)    Closing Certificate....................................................................9
                    (c)    Resolutions............................................................................9

                    (d)    Consents and Approvals.................................................................9
                    (e)    Opinion of Buyer's and Merger Sub's Counsel............................................9
         2.4        Related Agreements............................................................................9
                    (a)    Employment Agreement...................................................................9
                    (b)    Registration Rights Agreement..........................................................9

ARTICLE 3

Conditions To Consummating The Transaction.......................................................................10
         3.1        Joint Conditions.............................................................................10
                    (a)    HSR Act...............................................................................10
                    (b)    No Litigation.........................................................................10
                    (c)    Related Agreements....................................................................10
                    (d)    Stockholder Releases..................................................................10
         3.2        Buyer's and Merger Sub's Conditions..........................................................10
                    (a)    Sellers' Representations True.........................................................10
                    (b)    Sellers' Compliance with Agreement....................................................10
                    (c)    Sellers Consents......................................................................10
                    (d)    Permits...............................................................................11
                    (e)    Merger................................................................................11
                    (f)    Approvals.............................................................................11
                    (g)    Termination Agreements................................................................11
                    (h)    Cash Balances.........................................................................11
                    (i)    Stockholder Obligations...............................................................11
                    (j)    Software Issue Resolution.............................................................11
         3.3        Sellers' Conditions to Closing...............................................................11
                    (a)    Buyer's and Merger Sub's Representations True.........................................11
                    (b)    Buyer's and Merger Sub's Compliance with Agreement....................................11

ARTICLE 4

Covenants to Satisfy Conditions and Consummate the Transaction...................................................12
         4.1        Joint Responsibilities.......................................................................12
                    (a)    Defending the Agreement...............................................................12
                    (b)    Lifting Injunctions...................................................................12
                    (c)    Other Actions.........................................................................12
         4.2        Sellers' Responsibilities....................................................................12
                    (a)    Sellers' Delegated Conditions.........................................................12
                           (i)      Section 3.2(a)...............................................................12
                           (ii)     Section 3.2(b)...............................................................13
                    (b)    HSR Act Filings.......................................................................13
                    (c)    Stockholder Approval..................................................................13
         4.3        Buyer's and Merger Sub's Responsibilities....................................................13
                    (a)    Buyer's and Merger Sub's Delegated Conditions.........................................13
                           (i)      Section 3.3(a)...............................................................13
                           (ii)     Section 3.3(b)...............................................................13
                    (b)    HSR Act Filings.......................................................................13

ARTICLE 5

Termination......................................................................................................14
         5.1        Reasons for Termination......................................................................14
                    (a)    By Mutual Consent.....................................................................14
                    (b)    By the Buyer or Merger Sub............................................................14
                    (c)    By Sellers............................................................................14
                    (d)    Drop-Dead Date........................................................................14
         5.2        Notice of Problems...........................................................................14
         5.3        Buyer and Merger Sub Termination Procedure...................................................15
         5.4        Sellers' Termination Procedure...............................................................15
         5.5        Effect of Termination........................................................................15

ARTICLE 6

Representations and Warranties of Sellers........................................................................15
         6.1        Sellers; Entry Into Agreements...............................................................16
                    (a)    Organization and Good Standing........................................................16
                    (b)    Validity and Authorization; Corporate Power and Authority.............................16
                    (c)    Subsidiaries..........................................................................16
                    (d)    No Conflict...........................................................................17
                    (e)    Sellers Consents Required.............................................................17
                    (f)    HSR Act...............................................................................17
                    (g)    MSPI..................................................................................17
         6.2        Financial Information........................................................................18
                    (a)    Financial Statements; Books and Records...............................................18
                    (b)    Conduct of Business...................................................................19
                    (c)    No Material Adverse Change............................................................20
         6.3        Stock........................................................................................20
                    (a)    Capitalization........................................................................20
                    (b)    Ownership and Transfer by Stockholder.................................................20
         6.4        Assets.......................................................................................20
                    (a)    Personal Property.....................................................................20
                           (i)      Title........................................................................20
                           (ii)     Notes and Accounts Receivable................................................21
                           (iii)    Bank Accounts................................................................21
                    (b)    Real Property.........................................................................21
                           (i)      Fee Simple...................................................................21
                           (ii)     Leases; Easements and Other Interests........................................21
                           (iii)    Eminent Domain...............................................................22
                           (iv)     Leased Premises Taxes........................................................22
                    (c)    Intellectual Property.................................................................22
                           (i)      Intellectual Property........................................................22
                           (ii)     Ownership....................................................................23

                           (iii)    Technology Contracts.........................................................23
                           (iv)     Trademarks...................................................................23
                           (v)      Copyrights...................................................................23
                           (vi)     Trade Secrets................................................................23
                    (d)    Contracts.............................................................................23
         6.5        Liabilities..................................................................................25
                    (a)    No Liabilities........................................................................25
                    (b)    Tax Matters...........................................................................25
                    (c)    Litigation............................................................................26
                    (d)    Employee Liabilities..................................................................27
         6.6        Business.....................................................................................27
                    (a)    Mortgage Banking Licenses and Qualifications..........................................27
                    (b)    Mortgage Loans........................................................................28
                    (c)    Enforceability........................................................................28
                    (d)    Title to Certain Mortgage Loans; Mortgage Loan Conveyance
                           Agreements............................................................................29
                    (e)    No Recourse...........................................................................29
                    (f)    Compliance with Mortgage Banking Regulations..........................................29
                    (g)    Physical Damage.......................................................................30
                    (h)    Tax Identification....................................................................30
                    (i)    ARMs and Conversion Loans.............................................................30
                    (j)    Custodial Accounts....................................................................30
                    (k)    Insurance.............................................................................31
                    (l)    Employees.............................................................................31
                    (m)    Worker's Compensation.................................................................31
                    (n)    ERISA.................................................................................32
                    (o)    Affiliated Transactions...............................................................32
                    (p)    Legal Requirements....................................................................32
                           (i)      Compliance with Laws.........................................................32
                           (ii)     Certain Acts.................................................................32
                    (q)    Environmental Matters.................................................................33
                           (i)      Compliance...................................................................33
                           (ii)     Environmental Claims.........................................................33
         6.7        Buyer Stock..................................................................................34
                    (a)    Purchase Entirely for Own Account.....................................................34
                    (b)    Buyer's and Merger Sub's Reliance.....................................................34
                    (c)    Receipt of Information................................................................34
                    (d)    Investment Experience.................................................................34
                    (e)    Accredited Investor...................................................................34
                    (f)    Restricted Securities.................................................................35
                    (g)    Legends...............................................................................35
         6.8        Other........................................................................................35
                    (a)    Documents Delivered...................................................................35
                    (b)    No Brokers Fees; No Commissions.......................................................35
                    (c)    Disclaimer............................................................................35

ARTICLE 7

Representations and Warranties of Buyer and Merger Sub...........................................................36
         7.1        Entry Into Agreements........................................................................36
                    (a)    Organization and Good Standing........................................................36
                    (b)    Corporate Power and Authority; Validity and Authorization.............................36
         7.2        Conflicts and Consents.......................................................................36
                    (a)    No Conflict...........................................................................36
                    (b)    Buyer Consents Obtained...............................................................37
         7.3        No Brokers Fees; No commissions..............................................................37
         7.4        HSR Act......................................................................................37
         7.5        Acquisition of Stock.........................................................................37
         7.6        Buyer Stock..................................................................................37
         7.7        SEC Documents................................................................................37
         7.8        No Material Adverse Change...................................................................37

ARTICLE 8

Covenants of Sellers.............................................................................................38
         8.1        Conduct of Business of the Company Pending Closing...........................................38
         8.2        Access to Information and Employees..........................................................38
         8.3        No Solicitation..............................................................................39
         8.4        Financial Statements.........................................................................39
         8.5        Payment of Indebtedness of Related Persons...................................................39
         8.6        Maintain Organization........................................................................39
         8.7        Assist in Obtaining Licenses, Etc............................................................39
         8.8        Sellers' Consents............................................................................39
         8.9        Records of the Company.......................................................................40
         8.10       Employee Benefit Plans.......................................................................40
         8.11       Other Stockholders...........................................................................40

ARTICLE 9

Post-Closing Agreements..........................................................................................40
         9.1        Further Actions..............................................................................40
         9.2        Cooperation..................................................................................40
         9.3        Tax Returns..................................................................................41
         9.4        Employee Benefit Plans.......................................................................41

ARTICLE 10

Indemnification..................................................................................................41
         10.1       Survival; Etc................................................................................41
                    (a)    Contents of this Agreement............................................................41
                    (b)    No Effect on Liability................................................................41
                    (c)    Survival..............................................................................42
                    (d)    Commencing Actions....................................................................42

         10.2       Indemnities..................................................................................42
                    (a)    Indemnification of Buyer..............................................................42
                    (b)    Indemnification of the Stockholder....................................................43
                    (c)    Setoff................................................................................44
         10.3       Limitations on Indemnities...................................................................44
                    (a)    Basket................................................................................44
                    (b)    Cap...................................................................................44
                    (c)    Exclusions............................................................................45
                    (d)    Exclusivity...........................................................................45
         10.4       Notice and Opportunity to Defend.............................................................45
                    (a)    Notice, Etc...........................................................................45
                    (b)    Defense Costs.........................................................................46
                    (c)    Third Party Claims....................................................................46
         10.5       Delays or Omissions, Etc.....................................................................46
         10.6       Governing Law; Attorneys' Fees...............................................................47
         10.7       Dispute Resolution...........................................................................47
                    (a)    Arbitration...........................................................................47
                    (b)    Emergency Relief......................................................................48

ARTICLE 11

Miscellaneous....................................................................................................48
         11.1       Successors and Assigns.......................................................................48
         11.2       Entire Agreement; Amendment..................................................................49
         11.3       Press Release................................................................................49
         11.4       Notices, Etc.................................................................................49
         11.5       No Third Party Beneficiary, Etc..............................................................51
         11.6       Reformation; Severability....................................................................51
         11.7       Counterparts.................................................................................51
         11.8       Titles and Subtitles.........................................................................51
         11.9       Confidentiality..............................................................................51
         11.10      Expenses.....................................................................................52
         11.11      Responsibility for Merger Sub................................................................53
         11.12      Knowledge....................................................................................53
         11.13      Waivers......................................................................................53
         11.14      Cooperation with the Stockholder's Accountants...............................................53


                                List of Exhibits

Exhibit 2.2(c) - Closing Certificate
Exhibit 2.2(g) - Opinion of Counsel to Sellers
Exhibit 2.3(b) - Closing Certificate
Exhibit 2.3(e) - Opinion of General Counsel of Buyer
Exhibit 2.4(a) - Employment Agreement between Mortgage Investors Corporation and
                 William Edwards
Exhibit 2.4(b) - Registration Rights Agreement

[The Registrant hereby agrees to provide supplementally a copy of any exhibit omitted from this Agreement and Plan of Merger to the Commission upon request.]

                             INDEX OF DEFINED TERMS

                                                                             Page

AAA ......................................................................    47
     Closing Deductions .................................................    3-3
Accounts .................................................................    21
Accounts Receivable ......................................................    21
Agreement ................................................................     1
Analysis .................................................................    51
Approvals ................................................................    11
Asserted Liability .......................................................    45
Breach ...................................................................    41
Buyer ....................................................................     1
Buyer and Merger Sub Closing Certificate .................................     9
Buyer Indemnitees ........................................................    42
Buyer Indemnitors ........................................................    43
Buyer Stock ..............................................................     3
Buyer's Delegated Conditions .............................................    13
CLCFC ....................................................................    16
Closing ..................................................................     7
Closing Cash Merger Consideration ........................................     3
Closing Certificate ......................................................     8
Closing Date .............................................................     8
Code .....................................................................    26
Company ..................................................................     1
Company Financial Statements .............................................    18
Confidential Information .................................................    51
Contracts ................................................................    24
Copyrights ...............................................................    22
Corporate Records ........................................................    35
Custodial Accounts .......................................................    30
Defense Costs ............................................................    46
Disclosing Party .........................................................    52
Earnout Amount ...........................................................     4
Earnout Base Amount ......................................................     5
Earnout Computation Statement ............................................     5
Earnout GAAP .............................................................     5
Earnout Payment ..........................................................     4
Earnout Payment Date .....................................................     4
Earnout True-up Payment ..................................................     5
Effective Time ...........................................................     2
Employee Benefit Plans ...................................................    32
Employee Pension Benefit Plan ............................................    32

Employment Agreement .....................................................     9
Environmental Claim ......................................................    33
Environmental Laws .......................................................    33
Equipment Leases .........................................................    20
ERISA ....................................................................    32
Escrow Funds .............................................................    30
Established Loss .........................................................    43
Established Stockholder Loss .............................................    43
Exchange Act .............................................................    37
GAAP .....................................................................    19
Good Standing Certificate ................................................     8
HSR Act ..................................................................    10
Indemnified Party ........................................................    45
Indemnifying Party .......................................................    45
Intellectual Property ....................................................    22
Leased Premises ..........................................................    21
Legal Requirements .......................................................    32
Letter of Intent .........................................................    49
Licenses .................................................................    27
Liens ....................................................................    20
Loan Documents ...........................................................    29
Losses ...................................................................    42
Marks ....................................................................    22
Material Adverse Effect ..................................................    16
Maximum Earnout Payment ..................................................     5
Merger ...................................................................     2
Merger Consideration .....................................................     3
Merger Sub ...............................................................     1
Minimum Earnout Payment ..................................................     4
Mortgage .................................................................    28
Mortgage Business ........................................................    27
Mortgage Loan ............................................................    28
MSPI .....................................................................     4
MSPI Merger Sub ..........................................................     7
Note .....................................................................    28
OBCA .....................................................................     2
Obligated Party ..........................................................    51
Orders ...................................................................    27
Other Stockholder ........................................................     1
Other Stockholders .......................................................     1
Outside Confidentiality Agreement ........................................    31
Patents ..................................................................    22
Permits ..................................................................    11
Permitted Liens ..........................................................    20

Personal Property ........................................................    20
Plan of reorganization ...................................................     2
Policies .................................................................    31
Post-Closing Earnout Payments ............................................     4
Prior Policies ...........................................................    31
Proceedings ..............................................................    26
Real Estate Contracts ....................................................    22
Real Property ............................................................    21
Recourse Mortgage Loans ..................................................    28
Registration Rights Agreement ............................................     9
Regulations ..............................................................    29
Related Agreements .......................................................     9
Representatives ..........................................................    39
SEC Documents ............................................................    37
Seller Consents ..........................................................    17
Seller Indemnitors .......................................................    42
Sellers' Delegated Conditions ............................................    12
Sellers ..................................................................     1
Short Period .............................................................     3
Stock ....................................................................     1
Stockholder ..............................................................     1
Stockholders .............................................................     1
Stockholders Release .....................................................     8
Surviving Corporation ....................................................     2
Tax ......................................................................    26
Tax Returns ..............................................................    26
Taxes ....................................................................    26
Technology Contracts .....................................................    22
Trade Secrets ............................................................    22

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of July 14, 1998, by and among AMRESCO, INC., a Delaware corporation ("Buyer"), MIC Acquisition, Inc., an Ohio corporation and a direct wholly owned subsidiary of Buyer ("Merger Sub"), Mortgage Investors Corporation, an Ohio corporation (the "Company"), the controlling stockholder of the Company, William Edwards (the "Stockholder"), and the other stockholders of the Company as of the date hereof, Lynn Rushmore, Jeffrey Crilley, Larry Fisher, Jim McMahan, Jim Shatz and Derek Van Hoose (collectively, the "Other Stockholders" and each an "Other Stockholder").


                                 R E C I T A L S

A. The Stockholder and the Other Stockholders own, in the aggregate, all of the issued and outstanding shares of capital stock of the Company (collectively, the "Stock"), consisting in the aggregate of 180.744 shares, (which number is subject to increase as described herein) of common stock, no par value, of the Company. At or immediately prior to the Closing, the Stockholder will have the right, but not the obligation, to cause the Company to issue up to 3.843 shares of stock in the Company to Edwin Hill (upon completion of such issuance on the terms set forth herein, such individual shall be deemed to be an "Other Stockholder" hereunder). The Stockholder and the Other Stockholders are sometimes referred to herein as the "Stockholders." The Company (prior to Closing (defined below) only) and the Stockholders are sometimes collectively referred to herein as the "Sellers."

B. The respective Boards of Directors of Buyer, Merger Sub and the Company deem it advisable and in the best interests of their respective stockholders that the Company be acquired by, and become a wholly-owned subsidiary of, Buyer, and in furtherance thereof, the respective Boards of Directors and stockholders of Merger Sub and the Company and the Board of Directors of Buyer have approved, as applicable, the merger of Merger Sub with and into the Company, upon the terms and subject to the conditions set forth herein.

C. It is intended that the merger described herein shall qualify, for federal income tax purposes, as a reorganization within the meaning of
         Section 368(a)(2)(E) of the Code (defined below).

D. The Buyer, the Merger Sub and the Sellers acknowledge that they have received adequate consideration for entering into, and have relied upon the promises, covenants, representations and warranties contained in, this Agreement, and that they will be benefitted by the transactions contemplated herein.

E. Sellers have delivered to Buyer certain Disclosure Schedules (herein so called) of even date herewith referred to herein. The Disclosure Schedules and the Exhibits (herein so called) referred to herein are a part hereof.

                                A G R E E M E N T

         Based on the recitals set forth above and the representation, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:


                                    ARTICLE 1

                                     Merger

         1.1 The Merger.

                  (a) The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Ohio General Corporation Law (the "OGCL"), at the Effective Time, Merger Sub shall be merged with and into the Company (the "Merger"), in accordance with the terms set forth herein. From and after the Effective Time, the separate corporate existence of Merger Sub shall cease. The Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Ohio. The Merger shall be consummated by filing a Certificate of Merger with the Secretary of State of the State of Ohio, together with all other documents, notices and filings required by the OGCL.

                  (b) Effective Time of the Mergers. The Certificate of Merger shall provide that the Merger shall be effective as of the date and time of filing of the Certificate of Merger with the Secretary of State of the State of Ohio (the "Effective Time").

                  (c) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in Section 1701.82 of the OGCL.

                  (d) The Surviving Corporation's Articles of Incorporation; Bylaws; Directors and Officers. The Articles of Incorporation and Bylaws of the Company, in each case as in effect at the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation. At the Effective Time,
(i) the Board of Directors of the Surviving Corporation shall be composed of the directors of the Merger Sub (and the Stockholder, if the Stockholder determines that he wants to be a member of the Board of Directors of the Surviving Corporation) and (ii) the officers of the Surviving Corporation shall be the officers of the Company serving immediately before the Effective Time; in each case, to hold office until their respective successors are duly elected or appointed and qualified.

                  (e) Tax Consequences. It is intended that the Merger shall constitute a reorganization described in Section 368(a)(2)(E) of the Code (defined below) and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code. It shall not be a condition to the consummation of the Merger that any party hereto shall have received a ruling of the Internal Revenue Service as to the federal income tax consequences of the Merger.

         1.2 Terms of the Merger.

                  (a) Merger Consideration.

                           (i) At the Effective Time, by virtue of the Merger
and without any action by the holder of the Stock, all Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired, shall cease to exist and shall be converted into and become rights to receive, upon surrender of certificates evidencing the Stock, the Merger Consideration in the manner described in this Section 1.2.

                           (ii) Each share of the Stock shall be converted into
(i) the right to receive, in cash, a pro rata portion attributable to each outstanding share of Stock of the aggregate of the excess (if any) of (A) $12.6 million over (B) the sum of (x) an amount equal to 60.4% of the funds withdrawn from the Company by, or paid or distributed by the Company to, the Stockholders (to the extent such withdrawn, paid or distributed funds reduce the Company's cash to an amount less than $17.0 million at the Effective Time) during the period beginning April 1, 1998 and ending on the Closing Date (the "Short Period") which amount shall be certified to Buyer in writing by the Stockholder prior to the Closing and (y) an amount equal to the fees and expenses payable by the Company to Raymond James & Associates, Inc. ("Raymond James") at the Closing in connection with the transactions contemplated herein and in the Related Agreements, which amount shall be certified to Buyer in writing by the Stockholder prior to the Closing and which amount shall be paid by the Surviving Corporation (or one of its affiliates) at the Effective Time (the sum of (x) and (y) being referred to herein as the "Closing Deductions") (such excess of (A) over (B) being referred to herein as the "Closing Cash Merger Consideration"), by wire transfer of the immediately-available funds to an account designated in writing not later than the fifth day prior to the Effective Time by the respective Stockholders to the Buyer (provided, however, that if the Closing Deductions exceed $12.6 million, then the Closing Stock Merger Consideration (defined below) shall be reduced by a number of shares of Buyer Stock having a value equal to $31.8104 (which is the average closing sale price per share of the Buyer Stock for the 30 trading-day period ending on the fifth trading day prior to the date hereof) equal to the amount by which the Closing Deductions exceed $12.6 million), (ii) the right to receive a pro rata portion attributable to each outstanding share of Stock of the aggregate Closing Stock Merger Consideration (as determined and defined below) and (iii) the right to receive, from time to time, Post-Closing Earnout Payments (as determined and defined below), if any, distributed pursuant to Section 1.2(c) (Post-Closing Earnout Payments). The Closing Cash Merger Consideration, the Closing Stock Merger Consideration and the Post-Closing Earnout Payments are collectively referred to as the "Merger Consideration."

                  (b) Closing Stock Merger Consideration. At the Closing, upon receipt of certificates evidencing the Stock, Merger Sub shall deliver to the Stockholders (pro rata in accordance with their respective percentage ownership of the Stock at the Effective Time) shares of common stock, par value $0.05 per share, of Buyer (each share being referred to herein as a share of "Buyer Stock") as set forth below. The aggregate number of Buyer Stock delivered at the Closing (the "Closing Stock Merger Consideration") shall be 1,631,149 shares (the "Base Shares"). The Base

Shares shall be reduced by (i) a number of shares equal to the amount of Closing Deductions in excess of $12.6 million divided by $31.8104 and (ii) the number of shares of Buyer Stock payable at the Closing by Buyer on behalf of the Surviving Corporation in payment of fees payable at the Closing to Raymond James (as certified by the Stockholder pursuant to Section 1.2(a)(ii) above). No fractional shares will be delivered. Buyer and the Stockholders acknowledge that the value of the Closing Stock Merger Consideration received by the Stockholders for the Stock is equal to $31.8104 per share.

                  (c) Post-Closing Earnout Payments. Subject to Section 10.2(c) (Setoff), on or before each of April 30, 1999, April 30, 2000 and April 30, 2001 (each an "Earnout Payment Date"), as additional consideration for the Merger, Buyer will deliver to the Stockholders cash and Buyer Stock having an aggregate value (the Buyer Stock being valued based on the average of the closing sale price of the Buyer Stock for the 30 trading-day period ending on the fifth trading day prior to the applicable Earnout Payment Date) equal to the greater of (i) the Minimum Earnout Amount (if applicable) or (ii) the lesser of (A) 90% of the Earnout Amount (defined below) if the Earnout Base Amount is greater than zero or (B) the applicable Maximum Earnout Payment (defined below).

         Each payment made to the Stockholders on each Earnout Payment Date shall consist of 18% (by value) cash and 82% (by value as determined in the immediately preceding paragraph) of Buyer Stock. The cash and shares of Buyer Stock delivered on any Earnout Payment Date are collectively referred to herein as an "Earnout Payment." The Earnout Payments are collectively referred to herein as "Post-Closing Earnout Payments."

         "Minimum Earnout Payment" shall mean: (i) for the April 30, 1999 Earnout Payment Date, an amount equal to $36.0 million, (ii) for the April 30, 2000 Earnout Payment Date, an amount equal to $17.0 million and (iii) for the April 30, 2001 Earnout Payment Date, an amount equal to $17.0 million; provided, however, the Minimum Earnout Payment shall be zero for each Earnout Payment if the sum of (A) the Earnout Base Amount, (B) compensation expenses paid to the Stockholder, (c) payments made by the Company to Marketing Solution Publications, Inc. ("MSPI") during the Short Period and (D) non-cash compensation expense paid to the Other Stockholders in connection with the Company's issuance to them of shares of Stock during the Short Period is less than $25.0 million.

         "Earnout Amount" shall mean: (i) for the April 30, 1999 Earnout Payment Date, an amount equal to 50% of the Earnout Base Amount if the sum of (A) the Earnout Base Amount, (B) compensation expenses paid to the Stockholder during the Short Period, (c) payments made by the Company to MSPI, and (D) non-cash compensation expenses paid to the Other Stockholders in connection with the Company's issuance to them of shares of Stock during the Short Period is equal to or greater than $61,698,375; provided, however, that in all other cases, "Earnout Amount" for the April 30, 1999 Earnout Payment shall mean 25% of the Earnout Base Amount and (ii) for the Earnout Payments for April 30, 2000 and 2001, "Earnout Amount" shall mean an amount equal to 25% of the Earnout Base Amount.

         "Earnout Base Amount" for each twelve-month period of the Surviving Corporation ending on March 31, shall mean the income before taxes, amortization of goodwill associated with the transactions contemplated herein and any portion of the fees paid to Raymond James hereunder that are recorded as an expense of the Surviving Corporation for that fiscal year, as determined in accordance with GAAP (defined below), without the application to the Surviving Corporation of any corporate overhead, but after reduction for the cost of services actually provided by Buyer and approved by the Stockholder (which approval shall not be unreasonably withheld (and it being deemed reasonable for the Stockholder to withhold his approval if, inter alia, the services provided by the Buyer are (a) materially more costly or (b) materially less efficient than those otherwise available to the Surviving Corporation), including without limitation legal, accounting, accounts payable, payroll and information technology services, which costs shall be charged at rates not in excess of those charged to Buyer's other subsidiaries for comparable services ("Earnout GAAP"). Notwithstanding anything herein to the contrary, for purposes of calculating the Earnout Base Amount for any period, the Surviving Corporation shall recognize the sale of its mortgage loans on the date on which funding of such mortgage loan occurs.

         "Maximum Earnout Payment" shall mean: (i) for the April 30, 1999 Earnout Payment Date, an amount equal to $54.0 million and (ii) for the Earnout Payments for April 30, 2000 and 2001, an amount equal to $25.5 million.

                  (d) Delivery of Estimated Earnout Computation Statement. On or before each Earnout Payment Date, the Surviving Corporation shall prepare and deliver to the Stockholder a statement (the "Earnout Computation Statement") approved by Buyer setting forth in reasonable detail an estimated calculation of the Earnout Amount, the Earnout Base Amount, the amount of the applicable Minimum Earnout Payment (if any) and the amount of the Earnout Payment to be paid for such Earnout Period. If at any time prior to the preparation of the final Earnout Computation Statement the Surviving Corporation ceases to have an in-house accounting staff that participates in the preparation of the Earnout Computation Statement (for approval by Buyer), then the Surviving Corporation shall permit an accountant or accountants selected by the Stockholder reasonably to participate in the preparation of the Earnout Computation Statement.

                  (e) Earnout True-up Statement. As soon as is practicable after the delivery of each Earnout Computation Statement (but in any event not later than May 31 of 1999, 2000 and 2001), the Surviving Corporation shall prepare and deliver to the Stockholder a statement (the "Earnout True-up Statement" setting forth in reasonable detail the calculation of the final Earnout Amount and Earnout Base Amount for such earnout period and the amount necessary to be paid by Buyer to the Stockholders (in cash and stock as set forth above (with the value of any additional Buyer Stock delivered by Buyer being valued based on the average of the closing sale price of the Buyer Stock for the 30 trading-day period ending on the fifth trading day prior to the date on which Buyer delivers such shares)) in order for the Earnout Payment for such period (after taking into account the amount paid on the applicable Earnout Payment Date) to equal
(i) the lesser of the Maximum Earnout Payment (defined below) or (ii) 100% of the Earnout Amount for such period (any such payment an "Earnout True-up Payment"). If at any time prior to the calculation of the final Earnout True-up Statement the Surviving Corporation ceases to have an in-house accounting staff that participates in the preparation of the Earnout True-up Statement (for approval by Buyer), then the Surviving Corporation shall permit an accountant or accountants selected by the Stockholder reasonably to participate in the preparation of the Earnout True-Up Statement. If, within 30 days after delivery of the Earnout True-up Statement, Buyer has not received a written notice signed by the Stockholder disputing the Earnout True-up Statement and indicating in reasonable detail the basis of such dispute, then such Earnout True-up Statement shall be conclusive and binding on the Stockholder, subject to later discovery of fraud. If the Stockholder gives the Buyer such notice of dispute within such 30-day period, the Stockholder and Buyer will use commercially reasonable efforts to settle such dispute within 20 days after the giving of such notice. Any dispute unresolved after such 20-day period shall be submitted to a national public accounting firm satisfactory to Buyer and the Stockholder, or, in the absence of agreement on such firm, to a panel of three public accounting firms, one designated by the Stockholder, one designated by Buyer and one jointly designated by the other two firms. The decision of such accounting firm or such panel of accounting firms, as the case may be, with respect to such dispute shall be final and binding on the parties hereto. Such decision shall include a decision as to which party or parties shall bear the costs of the accounting firm or panel of accounting firms and the decision-maker shall determine that the prevailing party's costs and expenses shall be borne by the party who did not prevail in such matter in accordance with the terms and conditions of
Section 10.6 (Governing Laws, Attorneys' Fees).

                  Buyer shall not take any action and shall not cause the Surviving Corporation to take any action, in each case prior to the delivery of the final Earnout True-up Statement, that would prevent the Surviving Corporation (or its successor in interest (if any) or Buyer) from preparing the Earnout Computation Statements and Earnout True-up Statements contemplated herein. If Buyer takes any such action or causes the Surviving Corporation to take any such action prior to April 30, 1999, then the Minimum Earnout Payment for such Earnout Payment Date shall be $36.0 million and the Minimum Earnout Payment for the April 30, 2000 and 2001 Earnout Payment Dates shall be $17.0 million and $17.0 million, respectively, in each case notwithstanding the proviso set forth in the definition of "Minimum Earnout Payment" herein.

                  (f) Earnout True-up Payment. Any Earnout True-up Payment required to be made shall be made on or before the later to occur of (i) the 31st day after the date on which the Earnout True-up Statement is delivered and
(ii) with respect only to that portion of an Earnout True-up Payment that is disputed pursuant to Section 1.2(e) (Earnout True-up Statement), the tenth day after any dispute regarding the Earnout True-up Statement is resolved in accordance with Section 1.2(e) (Earnout True-up Statement).

                  Notwithstanding anything in this Agreement to the contrary, each Earnout Payment made on an Earnout Payment Date and each Earnout True-up Payment paid hereunder shall be reduced by 1% of the total amount thereof, to reflect the Surviving Corporation's payment of fees to Raymond James in connection therewith.

                  (g) Exchange Procedure for the Stock. After the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Stock shall surrender such certificate or certificates to the Surviving Corporation, duly endorsed and executed as the Surviving Corporation may reasonably require, to the Surviving Corporation for cancellation, at which time the Merger Consideration applicable to such Stock shall be delivered to the holder of such Stock. At the Effective Time, the holders of certificates evidencing the Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such stock, and their sole right shall be to receive their respective portions of the Merger Consideration, as set forth above. All rights to receive the Merger Consideration shall be deemed, when paid or issued hereunder, to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to the Stock.

                  (h) Merger Sub Capital Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Merger shall be converted into and become the right to receive one share of common stock of the Surviving Corporation.

                  (i) Marketing Solution Publications, Inc. Prior to the Effective Time, the Stockholder shall (i) transfer out of MSPI all assets held by MSPI that are not related to the business conducted by the Company and (ii) assume all liabilities of MSPI in existence at the Effective Time or that arise out of events occurring up to and including the Effective Time. The Stockholder may change the name of MSPI and may retain ownership of the name "Marketing Solution Publications, Inc." Also prior to the Effective Time, Buyer shall organize a direct, wholly-owned subsidiary ("MSPI Merger Sub"). At the Effective Time, MSPI Merger Sub shall be merged with and into MSPI and MSPI shall be the surviving corporation in such merger, the issued and outstanding shares of capital stock of MSPI outstanding immediately prior to the Effective Time shall be converted into the right to receive an aggregate amount of Buyer Stock having a value (based on $31.8104, which is the average closing sale price per share of the Buyer Stock for the 30 trading-day period ending on the fifth trading day prior to the date hereof) equal to $5,512,500 and each share of MSPI Merger Sub capital stock outstanding immediately prior to the Effective Time shall be converted into one share of common stock of MSPI as the surviving corporation in such merger. Such transactions shall be consummated on terms reasonably satisfactory to Buyer.

                  (j) Listed Shares. Within 90 days after the Closing Date, Buyer shall cause the Closing Stock Merger Consideration deliverable pursuant to the Merger and an additional number of shares of Buyer Stock as estimated by Buyer to be sufficient hereunder to be duly listed for trading on the Nasdaq National Market and/or approved for listing upon official notice of issuance.


                                    ARTICLE 2

                             Closing The Transaction

         2.1 Closing. On the third business day after the satisfaction or written waiver of the conditions (other than execution or delivery of agreements, certificates, legal opinions or other instruments to be delivered at Closing) contained herein, and unless this Agreement has been terminated pursuant to the provisions of Article 5 (Termination), the consummation of the transactions provided for herein (the "Closing") shall take place at the offices of

Holland & Knight LLP, located at 400 North Ashley Drive, Suite 2300, Tampa, Florida, at 10:00 A.M., local time. The time and date of the Closing are referred to herein as the "Closing Date."

         2.2 Sellers Deliveries at Closing. At the Closing, the Sellers shall deliver, or cause to be delivered, to Buyer and Merger Sub the following items:

                  (a) Stock Certificates. The Stockholder shall deliver a certificate or certificates representing all of the Stock for tender in connection with the Merger.

                  (b) Closing Certificate. If the conditions of Sections 3.2(a) (Sellers' Representations True) and 3.2(b) (Sellers' Compliance with Agreement) are satisfied, then the Sellers shall jointly deliver to Buyer and Merger Sub a closing certificate executed by each of the Sellers (the "Closing Certificate") in the form attached as Exhibit 2.2(b).

                  (c) Consents and Approvals. The Sellers jointly shall deliver copies of all Sellers' Consents (defined below) and Approvals (defined below) obtained by Sellers.

                  (d) Resolutions. Sellers shall deliver certified copies of resolutions of the Stockholder (and, if necessary, the Other Stockholders) and the Board of Directors of the Company approving the merger.

                  (e) Proceedings and Documents. Sellers shall deliver copies, certified or otherwise identified to Buyer's satisfaction, of all corporate documents that Buyer and Merger Sub shall reasonably request, including resolutions of the board of directors of the Company and resolutions of the Stockholder, dated on or before the date hereof to authorize this Agreement, the Related Agreements (defined below) and the transactions and other acts contemplated either by this Agreement or the Related Agreements.

                  (f) Good Standing Certificates. The Company shall deliver certificates, issued within 30 days of the date of the Closing, (i) from the Secretary of State of Ohio, evidencing that the Company is existing and in good standing under the laws of its jurisdiction of organization and (ii) from each state listed on the Disclosure Schedule to Section 6.1(a) (Organization and Good Standing) evidencing that the Company is qualified to do business and is in good standing as a foreign entity (each, a "Good Standing Certificate") in each such state.

                  (g) Opinions of Sellers' Counsel. Sellers shall deliver an opinion of Holland & Knight LLP, counsel to Sellers, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer and Merger Sub regarding the matters set forth in Exhibit 2.2(g).

                  (h) Stockholder Releases. The Stockholder and the Other Stockholders shall execute and deliver releases (the "Stockholder Releases") which release any and all claims held or to be held by the Stockholders against the Company and its successors, assigns, officers, directors, employees and agents, but excluding any claims the Stockholder or any Other Stockholder may have to unpaid compensation and benefits.

                  (i) Other Instruments. Such other instruments, documents or information that Buyer or Merger Sub reasonably requests in connection herewith and the transactions contemplated hereby, in form and substance reasonably satisfactory to Buyer and Merger Sub.

         2.3 Buyer's and Merger Sub's Deliveries at Closing. At the Closing, Buyer and Merger Sub shall deliver and Buyer shall cause the Merger Sub to deliver the following items to the Stockholder:

                  (a) The Merger Consideration. Merger Sub shall deliver the Closing Cash Merger Consideration and Buyer shall deliver the Closing Stock Merger Consideration to the Stockholder.

                  (b) Closing Certificate. If the conditions of Sections 3.3(a) (Buyer's and Merger Sub's Representations True) and 3.3(b) (Buyer's and Merger Sub's Compliance with Agreement) are satisfied, then Buyer and Merger Sub shall deliver to the Stockholder a closing certificate executed by Buyer and Merger Sub (the "Buyer and Merger Sub Closing Certificate") in the form attached as
Exhibit 2.3(b).

                  (c) Resolutions. Merger Sub shall deliver certified copies of resolutions of the sole stockholder and the Board of Directors of the Merger Sub, and Buyer shall deliver certified copies of resolutions of the Board of Directors of Buyer, approving the Merger, this Agreement and the transactions set forth herein.

                  (d) Consents and Approvals. Buyer shall deliver copies of all Approvals obtained by Buyer.

                  (e) Opinion of Buyer's and Merger Sub's Counsel. Buyer and Merger Sub shall deliver an opinion of L. Keith Blackwell, Esq., General Counsel of Buyer and Merger Sub, dated as of the Closing Date, in form and substance reasonably satisfactory to the Stockholder regarding the matters set forth in
Exhibit 2.3(e) hereto.

         2.4 Related Agreements. The parties, as appropriate, shall execute and deliver at Closing the following documents (collectively, the "Related Agreements"):

                  (a) Employment Agreement. Respective employment agreements, effective as of the Closing Date, between the Company and (i) the Stockholder (in substantially the form attached as Exhibit 2.4(a)(1)), and (ii) the Other Stockholders (other than Edwin Hill) (in form and substance satisfactory to Buyer and the Stockholder (collectively, the "Employment Agreements")).

                  (b) Registration Rights Agreement. A Registration Rights Agreement, effective as of the Closing Date, between Buyer and the Stockholder in substantially the form attached as Exhibit 2.4(b) (the "Registration Rights Agreement").

                                    ARTICLE 3

                   Conditions To Consummating The Transaction

         3.1 Joint Conditions. The obligations of the parties to consummate the transactions provided for in this Agreement and the Related Agreements are subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

                  (a) HSR Act. The waiting period prescribed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") shall have expired or early termination of the waiting period under the HSR Act shall have been granted.

                  (b) No Litigation. No action, suit or proceeding (other than such an action, suit or proceeding directly or indirectly instituted by a party hereto seeking to terminate this Agreement) shall be threatened or pending, and no injunction, order, decree or ruling shall be in effect, seeking to restrain or prohibit, or to obtain damages or other relief in connection with, the execution and delivery hereof or any Related Agreement or the consummation of the transactions contemplated hereby or by any Related Agreement.

                  (c) Related Agreements. The parties shall have entered into the Related Agreements.

                  (d) Stockholder Releases. The Stockholder Releases shall have been executed and delivered by the Stockholders and shall be binding and in full force and effect.

         3.2 Buyer's and Merger Sub's Conditions. The obligations of Buyer and Merger Sub to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver by Buyer and Merger Sub, at or prior to the Closing Date, of the following conditions:

                  (a) Sellers' Representations True. Sellers' representations and warranties made in this Agreement or any Related Agreement shall be true and correct in all material respects at the Closing Date, except as affected by the transactions contemplated hereby, and the Sellers shall have delivered the Closing Certificate to that effect.

                  (b) Sellers' Compliance with Agreement. Sellers, in all material respects, shall have performed each agreement, and shall have complied with each covenant, to be performed or complied with by them, or any of them, on or prior to the Closing Date under this Agreement or any Related Agreement, and the Sellers shall have delivered the Closing Certificate to that effect.

                  (c) Sellers Consents. Sellers shall have obtained the Sellers Consents.

                  (d) Permits. Sellers shall have obtained all governmental licenses and permits, or binding commitments, if any, from governmental authorities to issue, transfer or consent to a change of control with respect to, all governmental licenses and permits necessary to consummate the Merger, and to operate the Company in the manner that it has been conducted (the "Permits").

                  (e) Merger. The Secretary of State of the State of Ohio must have accepted for filing the Certificate of Merger.

                  (f) Approvals. All material authorizations, consents and approvals, if any, of, and filings, if any, with, any governmental authority that are required to validly execute, deliver and perform this Agreement or the Related Agreements or to consummate the transactions provided for in this Agreement or the Related Agreements (collectively, "Approvals"), shall have been obtained or made.

                  (g) Termination Agreements. The Company shall have completed termination of all agreements referenced in Exhibit 2.2(I).

                  (h) Cash Balances. The Company shall have aggregate cash balances on deposit with commercial banks on the Closing Date, free and clear of all liens, encumbrances and claims by third parties, of not less than the amount of $17.0 million minus the amount of funds withdrawn from the Company by, or paid or distributed by the Company to, the Stockholder during the Short Period.

                  (i) Stockholder Obligations. The Stockholder shall have repaid to the Company all amounts, if any, owed by the Stockholder to the Company.

                  (j) Software Issue Resolution. The Company shall have finally resolved to Buyer's reasonable satisfaction the existing dispute with the Company's computer software vendor.

         3.3 Sellers' Conditions to Closing. The obligations of Sellers to consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or waiver in writing by Sellers, at or prior to the Closing Date, of the following conditions:

                  (a) Buyer's and Merger Sub's Representations True. The representations and warranties made by Buyer and Merger Sub herein shall be true and correct in all material respects at the Closing Date, except as affected by the transactions contemplated hereby, and each of Buyer and Merger Sub shall have delivered the Buyer and Merger Sub Closing Certificate to that effect.

                  (b) Buyer's and Merger Sub's Compliance with Agreement. Each of Buyer and Merger Sub, in all material respects, shall have performed each agreement, and complied with each covenant to be performed or complied with by it on or prior to the Closing Date under this Agreement or any Related Agreement, and Buyer and Merger Sub shall have delivered the Buyer and Merger Sub Closing Certificate to that effect.

                  (c) Merger. The Secretary of State of the State of Ohio must have accepted for filing the Certificate of Merger.

                  (d) Approvals. All Approvals shall have been obtained or made.


                                    ARTICLE 4

                  Covenants to Satisfy Conditions and Consummate the Transaction

         4.1 Joint Responsibilities. Each party shall use his or its commercially reasonable efforts to satisfy the conditions to the obligations of the parties hereunder, and to consummate and make effective as promptly as practicable the transactions provided for herein including:

                  (a) Defending the Agreement. Defending lawsuits or other legal proceedings challenging this Agreement or any Related Agreement or the consummation of the transactions provided for in this Agreement or any Related Agreement;

                  (b) Lifting Injunctions. Using commercially reasonable efforts to lift or rescind any injunction, restraining order or other order adversely affecting the ability of the parties to consummate the transactions provided for in this Agreement or any Related Agreement; and

                  (c) Other Actions. Taking such other commercially reasonable actions that are necessary, appropriate or advisable, unless responsibility for taking such actions has been delegated to certain parties pursuant to Sections
4.2 (Sellers' Responsibilities) or 4.3 (Buyer's and Merger Sub's
Responsibilities).

         The parties shall reasonably cooperate with one another in connection with the foregoing.

         4.2  Sellers' Responsibilities.

                  (a) Sellers' Delegated Conditions. Sellers shall have the responsibility for satisfying the following conditions ("Sellers' Delegated Conditions"), for which Sellers shall have the obligations set forth in this Section. Buyer and Merger Sub shall reasonably cooperate with Sellers in connection with the following:

                           (i) Section 3.2(a) (Sellers' Representations True),
for which Sellers' obligation shall be as follows: (x) Sellers shall perform the covenants contained in Article 8 (Covenants of Sellers), (y) Sellers shall take no action that will cause any of their representations or warranties to be untrue or incorrect in any material respect and (z) Sellers shall not omit any action that any of them would take in the ordinary course of business, which omission will cause their representations or warranties to be untrue or incorrect in any material respect; and

                           (ii) Section 3.2(b) (Sellers' Compliance with
Agreement), for which Sellers shall have the obligations set forth elsewhere herein.

                  (b) HSR Act Filings. Sellers shall make their HSR Act filings (including causing any filings by any ultimate parent entities as required under the HSR Act) and provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR Act).

                  (c) Stockholder Approval. The Stockholder (and if necessary the Other Stockholders) shall approve the Merger and the consummation of transactions contemplated herein.

         4.3 Buyer's and Merger Sub's Responsibilities.

                  (a) Buyer's and Merger Sub's Delegated Conditions. Buyer and Merger Sub shall have the responsibility for satisfying the following conditions ("Buyer's and Merger Sub's Delegated Conditions"), for which Buyer and Merger Sub shall have the obligations set forth in this Section. Sellers shall reasonably cooperate with Buyer and Merger Sub in connection with the following:

                           (i) Section 3.3(a) (Buyer's and Merger Sub's
Representations True), for which Buyer's and Merger Sub's obligation shall be as follows: (x) Buyer and Merger Sub shall take no action that will cause any of its representations and warranties to be untrue or incorrect in any material respect and (y) Buyer and Merger Sub shall not omit any action that they would take in the ordinary course of business, which omission will cause any of their representations and warranties to be untrue or incorrect in any material respect; and

                           (ii) Section 3.3(b) (Buyer's and Merger Sub's
Compliance with Agreement), for which Buyer and Merger Sub shall have the obligations set forth elsewhere herein.

                  (b) HSR Act Filings. Buyer and Merger Sub shall make its HSR Act filings and provide any additional information that the Federal Trade Commission or the Justice Department requests as promptly as practicable, and perform all other acts required of them under the HSR Act in order to satisfy the condition contained in Section 3.1(a) (HSR Act). Buyer shall pay the HSR Act filing fee relating to any filing requirement arising out of Buyer's acquisition of voting securities of the Company and the Stockholder's acquisition of voting securities of Buyer.

                  (c) Approvals. Buyer and Merger Sub shall approve the Merger and the consummation of the transactions contemplated herein.

                                    ARTICLE 5

                                   Termination

         5.1 Reasons for Termination. This Agreement may be terminated before the Closing only by following the termination procedures set forth in this Article for the following reasons:

                  (a) By Mutual Consent. By the mutual written consent of the parties.

                  (b) By the Buyer or Merger Sub. By Buyer or Merger Sub after compliance with the procedure set forth in this Article, if (i) any of the Sellers' representations or warranties contained herein is or becomes or, when executed any Related Agreement would be, untrue or incorrect in any material respect, (ii) any Seller fails to perform any of his or its covenants or agreements contained herein, or would be in breach of his or its covenants upon execution of any Related Agreement in any material respect or (iii) any of Buyer's or Merger Sub's conditions to the consummation of the transactions provided for herein shall have become impossible to satisfy.

                  (c) By Sellers. By the Stockholder, after compliance with the procedure set forth in this Article, if (i) any of Buyer's or Merger Sub's representations or warranties contained herein is or becomes or, when executed any Related Agreement would be, untrue or incorrect in any material respect,
(ii) Buyer or Merger Sub fails to perform its covenants or agreements contained herein, or would be in breach of its respective covenants upon execution of any Related Agreement in any material respect or (iii) any of Sellers' conditions to the consummation of the transactions provided for herein shall become impossible to satisfy.

                  (d) Drop-Dead Date. By either Buyer or Merger Sub, or by the Stockholder, if the Closing shall not have occurred by August 31, 1998, provided, however, such date shall be extended by the number of days, if any, to cure any curable matter that is the subject of a notice under Section 5.3 (Buyer and Merger Sub Termination Procedure) or Section 5.4 (Sellers' Termination Procedure).

         5.2 Notice of Problems. Each party will promptly give written notice to the other parties when any of them becomes aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any fact or event that would cause or constitute, or would be likely to cause or constitute (i) any of its representations or warranties contained herein being or becoming untrue or incorrect, (ii) its failure to perform any of its covenants or agreements contained herein or (iii) any of its Delegated Conditions, or any condition to the obligation of the parties contained in
Section 3.1 (Joint Conditions), being or becoming impossible to satisfy.

         No such notice shall affect the representations, warranties, covenants, agreements or conditions of the parties hereunder, or prevent any party from relying on the representations and warranties contained herein.

         5.3 Buyer and Merger Sub Termination Procedure. If either Buyer or Merger Sub discovers, by reason of a notice given pursuant hereto or otherwise, that (i) any of Sellers' representations or warranties is or has become untrue or incorrect in a material respect, (ii) any Seller has failed to perform any of his or its respective covenants or agreements contained herein in any material respect or (iii) any of the conditions to either Buyer's or Merger Sub's obligations to consummate the transactions provided for herein has become impossible to satisfy, then either Buyer or Merger Sub may deliver a notice to Sellers of such event, specifying the factual basis therefor in reasonable detail. Sellers shall have the right to cure any matter referred to in clause
(I), (ii) or (iii) of this Section within 15 business days following the date of delivery of such notice. Upon such notice and, in the case of clause (I), (ii) or (iii) upon Sellers' failure to cure, either Buyer or Merger Sub may terminate this Agreement by giving a notice of termination to Sellers.

         5.4 Sellers' Termination Procedure. If the Stockholder discovers by reason of a notice given pursuant hereto or otherwise, that (i) any of Buyer's or Merger Sub's representations or warranties is or has become untrue or incorrect in a material respect, (ii) Buyer or Merger Sub has failed to perform any of its respective covenants or agreements contained herein in any material respect or (iii) any of the conditions to Sellers' obligations to consummate the transactions provided for herein has become impossible to satisfy, then the Stockholder may deliver a notice to Buyer and Merger Sub of such event, specifying the factual basis therefor in reasonable detail. Buyer and Merger Sub shall have the right to cure any matter referred to in clause (I), (ii) or (iii) of this Section within 15 business days following the date of delivery of such notice. Upon such notice and, in the case of clause (I), (ii) or (iii), upon Buyer's or Merger Sub's failure to cure, the Stockholder may terminate this Agreement by giving a notice of termination to Buyer and Merger Sub.

         5.5 Effect of Termination. Upon termination hereof pursuant to this Article, no party shall have any liability or continuing obligation to another party arising out of this Agreement, or out of actions taken in connection herewith, except that Sections 10.5 (Delays or Omissions, Etc.), 10.6 (Governing Laws; Attorneys' Fees) and 10.7 (Dispute Resolution) and Article 11 (Miscellaneous) (other than Section 11.3 (Press Release)) shall survive termination hereof. Notwithstanding the foregoing, termination hereof shall not relieve any party from its liability for (i) the failure, prior to termination, of such party to perform or comply with its covenants or agreements or (ii) the representations or warranties made by such party being untrue or incorrect in any material respect when made.


                                    ARTICLE 6

                    Representations and Warranties of Sellers

         The Company (solely prior to Closing) and the Stockholder, jointly and severally, represent and warrant to Buyer and Merger Sub as follows:

         6.1 Sellers; Entry Into Agreements.

                  (a) Organization and Good Standing. The Company is a corporation duly organized and validly existing under the laws of the State of Ohio and is in good standing under such laws. The Company has all requisite corporate power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. The Company is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on the assets, liabilities, condition (financial or other), results of operations or cash flows of the Company (hereinafter, such an effect shall be referred to as a "Material Adverse Effect"). The Disclosure Schedule to this Section lists all jurisdictions in which the Company is qualified to do business as a foreign corporation.

                  (b) Validity and Authorization; Corporate Power and Authority. The Company has full corporate power and authority to consummate the Merger and to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby to which it is a party. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws governing creditors' rights and by equitable principles.

         The Stockholder has full requisite power and capacity to execute, deliver and perform this Agreement, the Related Agreements and the other instruments called for hereby to which the Stockholder is a party. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other laws governing creditors' rights and by equitable principles.

         When the Related Agreements and the other instruments called for hereby to which the Stockholder is a party are executed and delivered at the Closing, such agreements and instruments will have been duly executed and delivered by the Stockholder pursuant to full requisite power and capacity to execute, deliver and perform such Related Agreements and the other instruments called for hereby and will constitute the legal, valid and binding obligations of the Stockholder, enforceable against the Stockholder in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws governing creditors' rights and by equitable principles.

                  (c) Subsidiaries. Except as set forth in the Disclosure Schedule to this Section, the Company does not own, control, or have voting rights with respect to, directly or indirectly, any interest in any other corporation, partnership, association or other business entity and the Company is not a party to any agreement relating to the acquisition or disposition of such an interest.

                  (d) No Conflict. Except as set forth in the Disclosure Schedule to this Section, neither the execution, delivery or performance of this Agreement or the Related Agreements, nor the consummation of the Merger or the transactions contemplated hereby or thereby will (i) result in any violation of the terms of, (ii) contravene or conflict with, (iii) accelerate the performance of the obligations required under, (iv) constitute a default under, (v) give any right of termination or cancellation under or (vi) give any right to make any change in any of the liabilities or obligations under, the articles of incorporation or bylaws of the Company, any Order (defined below), or any agreement, contract, note, bond, debenture, indenture, mortgage, deed of trust, lease, license, judgment, decree, order, law, rule or regulation or other restriction applicable to the Company or the Stockholder or to which the Company or the Stockholder is a party or by which the Company or the Stockholder or their property or assets are bound or affected. Neither the execution, delivery and performance of this Agreement or the Related Agreements, nor the consummation of the transactions contemplated hereby or thereby will result in the creation of any Lien (defined below) upon any of the properties or assets of the Company or the Stock.

                  (e) Sellers Consents Required. The Disclosure Schedule to this Section lists all material consents, approvals or authorizations of third parties required in connection with each party's (other than Buyer's and Merger Sub's) valid execution, delivery or performance of this Agreement and the Related Agreements or the consummation of the Merger or any of the transactions contemplated hereby or thereby on the part of any of them (collectively, the "Sellers Consents"), including but not limited to the consents required under the Contracts (defined below) and consents required in connection with Licenses (defined below). The Stockholder has taken, or on or prior to Closing the Stockholder shall have taken, all other actions necessary for the consummation by the Company of the transactions contemplated by this Agreement and the Related Agreements.

                  (f) HSR Act. Sellers have made all filings required under the HSR Act, have fully complied with the provisions of the HSR Act and the rules and regulations promulgated thereunder and have fully complied with all requests for information from the Federal Trade Commission and the Department of Justice. The information contained in such filings under the HSR Act is accurate and complete and such filings do not include any incorrect statements or omit to include any information necessary to make the statements therein not misleading. Sellers have provided Buyer and Merger Sub with a true and complete copy of such filings.

                  (g) MSPI. MSPI is a corporation duly organized and validly existing under the laws of State of Michigan and is in good standing under such laws. MSPI has all requisite corporate power and authority to own, lease and operate all properties and assets owned or leased by it and to conduct its business as previously and currently conducted by it. MSPI is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which it is required to be so qualified, except where the lack of such qualification would not have a material adverse effect on the assets, liabilities, condition (financial or other), results of operations or cash flows of MSPI.

         MSPI has full corporate power and authority to consummate the merger described in Section 1.2(i) (Marketing Solution Publications, Inc.). Such merger has been duly authorized, and the documents relating thereto, when executed and delivered at the Closing, will have been duly executed and delivered by MSPI (and, if applicable, the Stockholder) and will constitute the legal, valid and binding obligation of MSPI (and, if applicable, the Stockholder), enforceable against MSPI (and, if applicable, the Stockholder) in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or other laws governing creditors' rights and by equitable principles.

         The Stockholder has good, valid and marketable title to all the issued and outstanding shares of capital stock of MSPI, free clear of any Liens. Neither MSPI nor the Stockholder is a party to any contract, agreement or understanding (other than the Agreement) relating to the issuance, sale, redemption, repurchase or other transfer of any shares of the capital stock or any other equity security of MSPI.

         6.2 Financial Information.

                  (a) Financial Statements; Books and Records. Included in the Disclosure Schedule to this Section are true and correct copies of (i) the audited, balance sheets for the Company at March 31, 1998, 1997 and 1996 and the related statements of profit and loss and cash flows for the one-year periods then ended, (ii) the unaudited, balance sheet for the Company at May 31, 1998 and the related statement of profit and loss for the two-month period then ended and (iii) when delivered pursuant hereto, similar financial statements for each additional month ending more than 30 days before the Closing Date (collectively, the "Company Financial Statements").

         The Company Financial Statements fairly present the financial position of the Company as of the dates thereof and the results of the Company's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes to the Company Financial Statements, subject in the case of the Company Financial Statements listed in items (ii) and (iii) of the immediately-preceding paragraph, to normal recurring period-end adjustments and absence of notes and a statement of cash flows in each case that, if presented, would not differ materially from those included in the financial statements for the fiscal year ended March 31, 1998. The Company maintains a standard system of accounting, including without limitation internal controls, established and administered in accordance with GAAP, except for the variances from GAAP set forth in the notes to the Company Financial Statements.

         The Company's books and records (including without limitation, all financial records, business records, minute books, stock transfer records, client lists, referral source lists and records pertaining to services or products delivered to clients) (i) are complete and correct in all respects and all transactions to which the Company is or has been a party are accurately reflected therein, (ii) reflect all discounts, returns and allowances granted by the Company with respect to the periods covered thereby, (iii) have been maintained in accordance with customary and sound business practices in the Company's industry, (iv) form the basis for the Company Financial Statements and
(v) accurately reflect the assets, liabilities, financial position, results of operations and cash flows of the Company. The Company's management information systems are adequate for the preservation of relevant information and the preparation of accurate reports.

         "GAAP" shall mean those generally accepted accounting principles and practices which are used in the United States and recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods, so as to properly reflect the financial position, results of operations and operating cash flow on a consolidated basis of the party, except that any accounting principle or practice required to be changed by the Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee) in order to continue as a generally accepted accounting principle or practice may be so changed for periods for which such change is applicable.

                  (b) Conduct of Business. Except as set forth on the Disclosure Schedule to this Section and except as specifically contemplated herein, since March 31, 1998, the Company has not (i) changed its authorized or issued capital stock; granted any stock option or right to purchase shares of capital stock; issued any security convertible into such capital stock; granted any registration rights; purchased, redeemed, retired or otherwise acquired any shares of any such capital stock; or declared or paid any dividend or other distribution or payment in respect of shares of capital stock; (ii) amended its organizational documents; (iii) sold or transferred (other than in the ordinary course of business) any assets with a fair market value in excess of $25,000 individually, or $100,000 in the aggregate, including without limitation Mortgage Loans (defined below); (iv) mortgaged, pledged or subjected to any Lien or other encumbrance any assets; (v) incurred or become subject to any debt, liability (including repurchase obligations) or lease obligation, other than current liabilities incurred in the ordinary course of business that do not exceed $25,000 individually, or $100,000 in the aggregate; (vi) incurred obligations or entered into contracts outside of the ordinary course of business; (vii) suffered any damage, destruction or loss of any assets in the aggregate in excess of $100,000; (viii) waived or relinquished any rights or canceled or compromised any debt or claim owing to it, in either case, without adequate consideration or not in the ordinary course of business; (ix) made any change in its accounting methods or practices or increased any reserves for Taxes (defined below); (x) made any material change in its billing and collection practices and procedures; (xi) paid any bonuses or made any increase in the compensation, commissions or benefits payable or to become payable to any of its officers, directors, employees or agents over the amounts paid or payable as of such date, or entered into or terminated any employment, deferred compensation, severance or bonus agreement with any of such parties, or made any loan, or commitment to loan, monies to any such parties, other than customary cash travel advances which do not exceed $1,000 individually or $10,000 in the aggregate; (xii) declared or made any dividend, payment or distribution to the Stockholder other than ordinary employment compensation; (xiii) entered into any transaction with any Affiliate (defined below) of the Company (including without limitation by paying, distributing or transferring any funds or assets to the Stockholder, whether in his capacity as stockholder or in any other capacity);
(xiv) made any capital expenditures in excess of $10,000 on a single basis or $50,000 in the aggregate (other than in the ordinary course of business and consistent with past practices); or (xvi) agreed to do any of the foregoing.

                  (c) No Material Adverse Change. Since the date of the most recent Company Financial Statements delivered prior to the date hereof, the Company has conducted its business only in the ordinary course consistent with past practice and there has been no event or occurrence that has caused a Material Adverse Effect.

         6.3 Stock.

                  (a) Capitalization. The authorized capital stock of the Company consists (i) of 2,000 shares of common stock, no par value, of which
180.744 shares are currently issued and outstanding and which together with such additional shares as may be issued to the Stockholders prior to Closing comprise the Stock and (ii) no shares of preferred stock. All of the issued and outstanding shares of the Stock have been duly authorized and validly issued, are fully paid and nonassessable and are free and clear of any preemptive rights. There are no outstanding preemptive, conversion or other rights, or other options, warrants or agreements granted by, issued by, or binding upon, the Company for the issuance, purchase, redemption or acquisition of its equity securities.

                  (b) Ownership and Transfer by Stockholder. The Stockholder has good, valid and marketable title to the Stock, free and clear of any Liens. At the Effective Time, the Stockholder and (if applicable) each Other Stockholder, will have good valid and marketable title to the Stock (in the aggregate), free and clear of any Liens. No legend or other reference to any Lien or purported Lien appears on any certificate representing any shares of the Stock. Neither the Company nor the Stockholder is a party to any contract, agreement or understanding (other than the Agreement) relating to the issuance, sale, redemption, repurchase or other transfer of any shares of the Stock or any other equity security of the Company.

         6.4 Assets.

                  (a) Personal Property.

                           (i) Title. The Company is the sole owner of the
assets reflected in the Company Financial Statements and has good and marketable title to all assets that are personalty (the "Personal Property") (other than the leased Personal Property described below), in each case free and clear of all Liens, except for (A) liens for non-delinquent taxes and assessments, (B) liens of lessors arising under statute and (c) other liens, claims and encumbrances or charges that do not materially detract from the value of, or impair the use or transfer of, such Personal Property ("Permitted Liens"). For purposes hereof, "Liens" shall mean security interests, liens (choate or inchoate), encumbrances, mortgages, pledges, equities, charges, assessments, easements, covenants, restrictions, reservations, defects in title, encroachments and other burdens, whether arising by contract or under law, other than inchoate statutory liens for amounts not yet payable. With respect to any Personal Property that is leased, the Company is in compliance with each such lease and is the sole holder of a valid and subsisting leasehold interest, free and clear of any Liens, other than Permitted Liens. The Disclosure Schedule to this Section lists all lease agreements, service agreements or other agreements related to leased Personal Property (the "Equipment Leases"). EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF

ANY NATURE IS BEING MADE WITH RESPECT TO ANY OF THE PERSONAL PROPERTY, INCLUDING, BUT NOT LIMITED TO, ITS MERCHANTABILITY, DESIGN OR USE FOR A PARTICULAR PURPOSE.

                           (ii) Notes and Accounts Receivable. Except as set
forth on the Disclosure Schedule to this Section, all notes (excluding the Mortgage Loans) payable to, and accounts receivable of, the Company (the "Accounts Receivable") were created in the ordinary course of business and have been collected or are collectible in the amounts thereof reflected in the books and records of the Company, net of reserves or contractual allowances reflected in the Company Financial Statements. For purposes of this Agreement and the Related Agreements, Accounts Receivable shall be deemed to be uncollectible if payment is not collected by Buyer through Buyer's utilization of ordinary collection efforts on the ninetieth day after the applicable payment date. Payments to the Company in respect of Accounts Receivable are deposited, upon receipt, directly into the Company's Accounts (defined below) and such amounts can only be withdrawn therefrom by the Company or its duly authorized agents. To the Company's Knowledge, none of the Accounts Receivable is or was subject to any counterclaim or set off. All of such Accounts Receivable arose out of bona fide, arms-length transactions.

                           (iii) Bank Accounts. The Disclosure Schedule to this
Section sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains accounts of any nature (collectively, the "Accounts"), the numbers of such accounts and the names of all persons authorized to draw thereon or to make withdrawals therefrom.

                  (b) Real Property.

                           (i) Fee Simple. The Disclosure Schedule to this
Section sets forth a description of each parcel of real property owned by the Company (the "Real Property"), together with a summary description of the buildings, structures and improvements thereon. Except as set forth in the Disclosure Schedule to this Section, the Company has good, indefeasible and marketable title in fee simple absolute to all Real Property, including but not limited to those properties reflected on the Company Financial Statements, and to the buildings, structures and improvements thereon, in each case free and clear of all Liens other than Permitted Liens. Except as set forth in the Disclosure Schedule to this Section, the Company has not granted any leases on, and there are no tenancies on, the Real Property.

                           (ii) Leases; Easements and Other Interests. The
Disclosure Schedule to this Section sets forth (A) a description of the nature of the Company's use of the land, premises, buildings, structures and improvements covered by each lease of real property used in the business of the Company and (B) a list of all other contracts and instruments, whether or not in writing, relating to or affecting real property or any interest therein to which the Company is a party or by which the assets of the Company or the Company's business is bound or affected. The interests described in items (A) and (B) above are collectively referred to herein as the "Leased Premises" and the leases, easements, concessions, contracts and instruments described in items
(A) and (B) above are referred to herein as the "Real Estate Contracts."

         The Company is the sole holder of valid and subsisting leasehold interests in the Leased Premises leased thereby free and clear of any Liens, other than Permitted Liens. All lease or rental payments and other amounts due and payable in connection with the Real Estate Contracts are current, there are no defaults by the Company with respect thereto and no event has occurred that with the passing of time or the giving of notice or both would constitute a default (x) by the Company thereunder and (y), to the Sellers' Knowledge, by any other party thereunder. All options in favor of the Company to purchase any of the Leased Premises, if any, are in full force and effect. The Company has the right to quiet enjoyment of the Leased Premises for the full term of the related Real Estate Contract and any renewal option related thereto, and no leasehold or other interest of the Company in such real property is subject or subordinate to any Lien, other than Permitted Liens.

                           (iii) Eminent Domain. Neither the whole nor any
portion of any Leased Premises has been condemned, taken by right of eminent domain, requisitioned or otherwise taken by any public authority and the Company has not received written notice from any governmental body with power of eminent domain of pending or threatened taking by eminent domain, requisition or condemnation.

                           (iv) Leased Premises Taxes. To the extent the Company
is liable for payment therefor, there is no Tax assessment pending or, to the Sellers' Knowledge, threatened with respect to any portion of the Leased Premises, except for ad valorem taxes for the calendar year 1998 or as otherwise set forth in the Disclosure Schedules.

                  (c) Intellectual Property.

                           (i) Intellectual Property. The term "Intellectual
Property" shall include the names "Amerigroup Mortgage Corporation, a division of Mortgage Investors Corporation," "Mortgage Investors Corporation of Ohio," and "Mortgage Investors of Utah Corporation," (but shall not include the name "Marketing Solution Publications, Inc." if the Stockholder retains such name as described in Section 2.2(i) (Sellers Deliveries at Closing)), all fictitious business names, trade names, registered and unregistered trademarks, service marks and applications owned, used or licensed by the Company (collectively "Marks"), all patents and patent applications (if any) owned, used or licensed by the Company (collectively "Patents"), all registered and unregistered copyrights (if any) in both published works and unpublished works owned, used or licensed by the Company (collectively "Copyrights"), and all know-how, trade secrets, confidential information, software, technical information, process technology, plans, drawings and blue prints owned, used or licensed by the Company as licensee or licensor (collectively, "Trade Secrets"). The Intellectual Property also includes all such rights and assets of the Company under all contracts to which the Company is a party or by which it is bound relating to the Intellectual Property including, without limitation, contracts by which the Company licenses Intellectual Property to third parties and contracts by which third parties license to, or otherwise permit the use of its intellectual property by, the Company (collectively "Technology Contracts"). To the Company's Knowledge, the Company is in compliance with all Technology Contracts, is not currently in default thereunder, and no event has occurred that with the passing of time or the giving of notice or both would constitute a default thereunder.

                           (ii) Ownership. Except with respect to licensed
Intellectual Property or as listed in the Disclosure Schedule to this Section, the Company is the owner of all right, title and interest in and to the Intellectual Property free and clear of all Liens. The Intellectual Property includes all such property necessary for the operation of the business of the Company (A) as it currently is or has been conducted and (B) without violating or infringing upon the rights of any third party. Without limiting the foregoing, the Company is properly licensed to use all computer software (and copies thereof) used by it. No current and former employee of the Company has any rights to any inventions, improvements, discoveries or information which relate to any software used by the Company. No right, license or consent of, or payment to, any third party will be required after consummation of the transactions contemplated hereby for the continued use of the Intellectual Property by the Company.

                           (iii) Technology Contracts. The Disclosure Schedule
to this Section contains an accurate and complete list of all the Technology Contracts.

                           (iv) Trademarks. The Disclosure Schedule to this
Section contains an accurate and complete list of all material Marks, including application and registration dates and numbers, and jurisdiction thereof, if any. The Sellers are not aware of any potentially interfering mark or application therefor of any third party. No Mark is infringed or has been challenged or threatened in any way. None of the Marks used by the Company infringe or are alleged to infringe any business name, trade name, trademark or service mark of any third party.

                           (v) Copyrights. The Disclosure Schedule to this
Section contains an accurate and complete list of all registered Copyrights, including application and registration dates and numbers, and jurisdictions thereof. None of the Copyrights infringe or are alleged to infringe any copyright of any third party.

                           (vi) Trade Secrets. The Company has taken all
reasonable precautions to protect the secrecy, confidentiality and value of the Trade Secrets. To the Sellers' Knowledge, no Trade Secret is subject to any adverse claim nor has any Trade Secret been challenged or, to the Sellers' Knowledge, threatened in any way. None of the Trade Secrets infringe or are alleged to infringe any proprietary right of any third party.

                  (d) Contracts.

                           (i) The Disclosure Schedule to this Section lists all
agreements, contracts, notes, bonds, debentures, indentures, mortgages, deeds of trust, leases, licenses, obligations, promises, settlements, repurchase obligations (including, but not limited to, repurchase obligations pertaining to whole loan sales, securitizations, pooling and servicing agreements, servicing agreements and other such agreements and understandings (whether written or oral and whether express or implied) (together with the Equipment Leases, the Real Estate Contracts and the

Technology Contracts, the "Contracts")) that are material to the business of the Company, including without limitation all the foregoing (A) that provide for future payments, claims or obligations to or from the Company of $100,000 or more per year or $500,000 or more over the term thereof or (B) that are (1) collective bargaining agreements or other agreements with any labor union, (2) joint venture agreements, partnership agreements or other agreements involving a sharing of profits, losses, costs or liabilities, (3) agreements containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any other person, (4) standard forms of agreements providing for payments to or for any person based on sales, originations, closings, purchases or profits (other than direct payments for goods), (5) powers of attorney, (6) agreements providing for the payment of special or consequential damages by the Company, (7) agreements relating to capital expenditures in excess of $50,000 by the Company, (8) warranties, guarantees or other similar undertakings by the Company, (9) agreements involving material indemnification, (10) employment, secrecy or confidentiality agreements with key employees, (11) requirements or output contracts, (12) business alliance or joint marketing agreements, (13) pooling and servicing agreements under which the Company may have repurchase obligations or special servicing duties, custodial agreements, loan agreements, master loan purchase agreements, master loan repurchase agreements or underwriting agreements or (14) amendments, modifications or supplements to any of the foregoing; provided, however, that Mortgage Loans are disclosed separately in the Disclosure Schedule to Section 6.6(b) (Mortgage Loans). As used herein, the term "Contracts" also shall be deemed to refer to all agreements between the Company, on the one hand, and the Stockholder, any affiliate of the Stockholder, or any director or executive officer of the Company, on the other hand.

                           (ii) Except as set forth on the Disclosure Schedule
to this Section, all of the Contracts are legal, valid and binding on the parties thereto, are in full force and effect and represent legitimate transactions; the Company is not in violation of or default under any of the Contracts and to Sellers' Knowledge, no other party to any Contract is in violation or default thereunder; no event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become a violation or default by the Company or any other party thereto, under any Contract; there are no outstanding, and to the Sellers' Knowledge, no threatened disputes or disagreements with respect to any of the Contracts; the Company has not released any material rights under any Contract; the Company is not subject to any legal obligations to renegotiate, nor to Sellers' Knowledge is there any right to renegotiate, any Contract; and the Company is not subject to any liability, or claim therefor, for or with respect to price adjustment under any Contract with the United States Government or any agency thereof, including any liability for defective pricing.

                           (iii) The Contracts constitute all of the material
contracts, leases and agreements necessary for the conduct of the businesses of the Company in the manner and to the extent conducted by it. Except as listed on the Disclosure Schedule to this Section, all rights of the Company under the Contracts will be enforceable by it after the Closing without the consent or agreement of any other party.

                           (iv) The Sellers have delivered or made available to
Buyer true and complete copies of each Contract, including all amendments thereto. There are no unwritten amendments to, or waivers under, any Contract.

         6.5 Liabilities.

                  (a) No Liabilities. The Company does not have any debt, guaranty, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, whether due or to become due, and whether known or unknown, and there is no basis for the assertion against it of any such debt, guaranty, liability or obligation except (i) to the extent set forth or reserved against in full in the Company Financial Statements, (ii) current liabilities incurred in the ordinary course of business since March 31, 1998 and (iii) to the extent set forth in the Disclosure Schedule to this Section.

                  (b) Tax Matters. Except as set forth in the Disclosure Schedule to this Section:

                           (i) The Company has filed or will timely file all Tax
Returns (defined below) that it was or is required to file on its behalf and on behalf of any other party. All such Tax Returns were correct and complete in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return, whether known or unknown, asserted or unasserted) have been paid. The Company is not a party to any tax sharing or other agreement that will require any payment with respect to Taxes. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. The Company has not waived any statute of limitations in respect of Taxes and has not agreed to any extension of time with respect to a Tax assessment or deficiency or the collection of Taxes.

                           (ii) The Company does not expect any taxing authority
or other governmental unit to assess any additional Taxes. No taxing authority or other governmental unit has proposed or threatened in writing by notice or correspondence received by the Company any assessment, deficiency, adjustment, dispute or claim concerning any Tax Return or any Tax liability of any of the Company. There is no unpaid assessment, deficiency or adjustment concerning any Tax Return or Tax liability of the Company. None of the Tax Returns of the Company has been selected for or are now under audit or examination by any taxing authority or other governmental unit, and there are no suits, actions, proceedings or investigations pending or, to the Sellers' Knowledge, threatened against the Company with respect to any Taxes.

                           (iii) The Company has withheld and timely deposited
or paid all Taxes required to have been withheld and deposited or paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                           (iv) The Company has not filed a consent under Sec.
341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that would be characterized as "excess parachute payments" under Code Sec. 280G of the Code. None of the assets of the Company (A) is property which is required to be treated as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Code Sec. 168(f)(8) of the Code; (B) directly or indirectly secures any debt the interest on which is tax exempt under Code Sec. 103(a) of the Code; or (C) is "tax-exempt use property" within the meaning of Code Sec. 168(h) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Company (X) is not a party to any Tax allocation or sharing agreement; (Y) has not been a member of an affiliated group filing a consolidated federal income Tax Return; and (Z) has no liability for the Taxes of any person under Treas. Reg. Sec. 1.1502-6 or any similar provision of state, local, or foreign law, as a member of a consolidated group, transferee or successor, by contract, or otherwise. Neither the Stockholder nor the Company is a person other than a United States person within the meaning of the Code and the transaction contemplated herein is not subject to the withholding provisions of Code Sec. 3406 of the Code or subchapter A of Chapter 3 of the Code.

                           (v) Any unpaid Taxes of the Company, including all
Taxes not yet due for any and all periods through the Closing Date, whether known or unknown, asserted or unasserted (A) do not exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax basis in assets and liabilities) included in the Company Financial Statements and (B) do not exceed those reserves as adjusted for the passage of time through the Closing Date.

         As used herein, the term "Taxes" means all federal, state, local, foreign and other governmental net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "Tax" means any one of the foregoing Taxes; the term "Tax Returns" means all returns, declarations, reports, statements and other documents required to be filed in respect of Taxes; the term "Code" means the Internal Revenue Code of 1986, as amended (all citations to the Code, or to the Treasury Regulations promulgated thereunder, shall include any amendments or any substitute or successor provisions thereto).

                  (c) Litigation.

                           (i) Other than the items listed on the Disclosure
Schedule to this Section, there is no pending action, arbitration, audit, hearing, investigation, litigation or suit (whether civil, criminal, administrative (including Equal Employment Opportunity Commission and similar state or federal agencies), investigative or informal) (A) that has been commenced by or against the Company or that otherwise relates to or may affect the Merger, the Company, the Stock, this Agreement, any Related Agreement or the transactions contemplated herein or therein or (B) that has been commenced by or against the Stockholder and that relates to the Company or that otherwise relates to or may affect the Company, the Stock, this Agreement, any Related Agreement or the transactions contemplated herein or therein (collectively, the "Proceedings"). To the Sellers' Knowledge, no Proceeding has been overtly threatened.

                           (ii) Except as set forth on the Disclosure Schedule
to this Section, there is no award, decision, injunction, judgment, order, ruling, subpoena, writ or verdict of any court, arbitrator or government agency or instrumentality (A) to which the Company, the Stock, this Agreement, any Related Agreement or the transactions contemplated herein or therein is subject or by which any of the foregoing may be affected or (B) to which the Stockholder is subject and that relates to or affects the Company, the Stock, this Agreement, any Related Agreement or the transactions contemplated herein and therein (collectively, the "Orders").

                           (iii) The Disclosure Schedule to this Section sets
forth a brief description of each Proceeding pending or, to the Seller's Knowledge, overtly threatened at the date hereof.

                  (d) Employee Liabilities. The Disclosure Schedule to this Section accurately lists as of the date set forth therein, (i) the hire date of and year-to-date compensation paid to each employee (specifying as to each employee the respective amounts of base salary, bonus and commissions paid to such employee), (ii) all written employee policies and (iii) all accrued and unpaid commissions or bonus payments due to employees of the Company as of May 31, 1998.

         6.6 Business.

                  (a) Mortgage Banking Licenses and Qualifications.

                           (i) The Company has all certifications,
authorizations, licenses, permits, approvals, governmental licenses, exemptions, classifications and registrations, (collectively, the "Licenses"), necessary to conduct its business, to the extent such business has been or is being conducted by the Company in those jurisdictions where such Licenses are required (the "Mortgage Business"). The Disclosure Schedule to this Section lists every material License that is in effect, has been applied for or is pending. Sellers have made available to Buyer the originals, or if the originals are not available, then true and complete copies of, all of the Licenses.

                           (ii) All Licenses are in full force and effect. No
event has occurred that will constitute or result in a violation of a License, or result in the revocation, suspension, modification or non-renewal of any License. No Seller has received any notice of any actual, alleged or potential violation, revocation, suspension, modification or non-renewal of any License. The Company has complied with all Licenses, and the Sellers know of no threatened suspension, cancellation or invalidation of, or penalties (including fines or refunds) under, any License.

                           (iii) The Company has not originated mortgage loans
through brokers or correspondents since July 1, 1995.

                           (iv) Except as set forth in the Disclosure Schedule
to this Section, the Company is (and has been at all times when each mortgage loan was originated) approved and qualified and in good standing in all states where it has originated mortgage loans under all applicable federal, state and local laws and regulations thereunder (as such laws and regulations existed when each such loan was originated) as a mortgage lender, eligible to originate, purchase, hold, sell and service mortgage loans (to the extent necessary to carry on the Mortgage Business).

                  (b) Mortgage Loans. The Disclosure Schedule to this Section lists the aggregate principal dollar amount of the mortgage loans that have been endorsed by the Company but that have not yet been funded by Paine Weber or any other party under a repurchase obligation (each a "Mortgage Loan"). All (i) Mortgage Loans, (ii) other mortgage loans for which the Company may be subject to recourse under any whole loan sale, securitization, pooling and servicing agreement, servicing agreement or other agreement and (iii) mortgage loans sold wherein the Company has made representations and warranties on which the Company has any continuing contingent liability (the items described in (i), (ii) and (iii) above are referred to collectively herein as the "Recourse Mortgage Loans") are (A) evidenced by a promissory note or notes, or other evidence of indebtedness (a "Note"), properly payable or endorsed to the Company or an assignee of the Company (as applicable), secured by a mortgage, deed of trust or other security instrument creating a lien on real property, a leasehold estate or furniture, fixtures and equipment and other personal property, and any other property described therein which secures such Note, together with any assignment, reinstatement, extension, endorsement or modification thereof (a "Mortgage") properly assigned to the Company or an assignee of the Company (as applicable), with such terms as are customary in the appropriate segment of the mortgage lending business, (B) duly secured by a Mortgage in full force and effect, with customary terms in accordance with industry practice, which grants the holder thereof a first or second priority lien on the subject property (including any improvements thereon) or leasehold estate, as applicable, each such Mortgage constituting a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) as a first lien or second lien, where applicable, subject only to taxes and assessments not yet delinquent and to such other matters as evidenced by a lender's title insurance policy for mortgages or deeds of trust on fee or leasehold estates (for Mortgages on certain ground leases), (c) accompanied by a hazard insurance policy (and a flood insurance policy and certification where required under the terms of the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended) covering improvements on the premises subject to such Mortgage, with a loss payee clause in favor of the Company or an assignee of the Company, such insurance policy covering such risks as are customarily insured against in accordance with industry practice, and (D) other files and documents as are customary in industry practice.

                  (c) Enforceability. Except as set forth in the Disclosure Schedule to this Section, all Recourse Mortgage Loans are (i) valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity, are enforceable in accordance with their terms (except as enforcement thereof may be limited by (A) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (B) state laws requiring creditors to proceed against the collateral before pursuing the borrower and (c) state laws on deficiencies or election of remedies and (iii) conform to all applicable federal, state and local laws, rules and regulations with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing, master servicing or filing of claims in connection with a mortgage loan, as well the Company's underwriting, closing and servicing guidelines (collectively, the "Regulations"). Neither the operation of any of the terms of any Recourse Mortgage Loan, nor the exercise of any right thereunder, has rendered or will render the related Mortgage or Note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The file or files containing the photostatic copy or copies on other media, and to the extent required by the Regulations, original documents of the Mortgage, the Note and other loan documents with respect to each Recourse Mortgage Loan, as well as the related credit and closing packages, disclosures, custodial documents, and all other files, books, records, and documents reasonably necessary or customary in accordance with industry practice for the sale and servicing of such mortgage loan (the "Loan Documents"), including without limitation Recourse Mortgage Loans, are in compliance in all material respects with applicable Regulations and are complete in all material respects.

                  (d) Title to Certain Mortgage Loans; Mortgage Loan Conveyance Agreements. Except as set forth on the Disclosure Schedule to this Section, all mortgage loans owned by the Company that are not subject to (or not qualified for) any agreement pursuant to which the Company is bound to sell or convey such loan to any party, are owned by the Company free and clear of all Liens. Such mortgage loans have been duly recorded or submitted for recordation in due course in the appropriate filing office in the name of the Company as mortgagee. The Company has not, with respect to any such mortgage loan currently held by the Company, released any security therefor, except upon receipt of commercially reasonable consideration for such release, or accepted prepayment of any such mortgage loan which has not been promptly applied to such mortgage loan. The Disclosure Schedule to this Section lists all agreements, contracts and other documents or instruments to which the Company is a party and by which the Company is bound to sell or convey mortgage loans to any party or to reacquire any Mortgage Loans under any repurchase agreement, reverse repurchase agreement or similar agreement.

                  (e) No Recourse. The Company has no obligation to repurchase, reimburse, indemnify or hold harmless any person based solely on the default under or the foreclosure or sale of the collateral for, any mortgage loan at any time originated, held, owned, sold, transferred or otherwise conveyed by the Company, without regard to a breach or default of any contract containing any representation, warranty, undertaking, misfeasance or malfeasance by the Company, as the case may be. The Disclosure Schedule to this Section describes each contract containing any representation, warranty and undertaking by the Company that obligates the Company to repurchase, reimburse, indemnify or hold harmless any person in respect of any such mortgage loan.

                  (f) Compliance with Mortgage Banking Regulations. With respect to each Recourse Mortgage Loan, the Company and each prior and current originator, if any, of any such mortgage loan has been and is in compliance in all material respects with all Regulations, orders, writs, decrees, injunctions and other requirements of any court or governmental authorities applicable to any of them, including without limitation any applicable local, state or federal law or ordinance, and any regulations or orders issued thereunder.

                  (g) Physical Damage. Except as set forth on the Disclosure Schedule to this Section, to the Sellers' Knowledge, there exists no physical damage to the collateral securing the Mortgage Loans, whether from fire, flood, windstorm, earthquake, tornado, hurricane or any other similar casualty, which physical damage has caused any such Mortgage Loan to become delinquent or adversely affect the value or marketability of any such Mortgage Loan or the collateral securing such Mortgage Loan.

                  (h) Tax Identification. All tax identifications for the mortgagors under the Mortgage Loans (or evidence that reasonable attempts have been made to obtain such in accordance with applicable regulations) are contained in the Loan Documents relating to each Mortgage Loan. All of such tax identifications are correct and complete in all material respects, and property descriptions contained in any loan documents are legally sufficient in accordance with applicable law and regulations.

                  (i) ARMs and Conversion Loans. None of the Mortgage Loans are adjustable rate mortgages.

                  (j) Custodial Accounts. The Company has full authority to maintain Custodial Accounts for all of the Mortgage Loans, as required by applicable law, and, when required, has established Custodial Accounts for all Escrow Funds relating to any servicing rights. Such Custodial Accounts comply in all respects with all laws and regulations and any terms of the mortgage loans.

         Except as set forth in the Disclosure Schedule to this Section, there are no pooling, participation, servicing or other agreements to which the Company is a party which obligate it to make servicing advances with respect to defaulted or delinquent mortgage loans.

         The Disclosure Schedule to this Section contains a true and correct list of (i) all of the completed audits and investigations of the Company by any agency, investor or insurer that were commenced since June 30, 1995, the results of which audits and investigations claimed a failure to comply with applicable laws, regulations, guidelines or other standards and (ii) to the Sellers' Knowledge, all pending audits and investigations of the Company by any agency, investor or insurer.

         "Custodial Accounts" shall mean all escrow, impound, suspense (loan level and other) and custodial accounts maintained with respect to the mortgage loans for purposes of receiving and disbursing payments of principal, interest, taxes, insurance, assessments and similar charges (and interest, if any, accrued on such funds for the benefit of mortgagors) relating to mortgage loans.

         "Escrow Funds" shall mean all amounts held in Custodial Accounts, with respect to mortgage loans held for the purpose of paying property taxes, hazard insurance premiums, assessments and other such items as provided in the Mortgage and applicable laws and regulations.

                  (k) Insurance. The Company maintains insurance on its assets, and upon its business and operations, against loss or damage, risks, hazards and liabilities (the "Policies"), with insurers the Stockholder reasonably believes to be financially sound and reputable. The premiums due and owing with respect to the Policies have been paid, premiums not yet due have been adequately accrued for, and no Seller has received any notice of cancellation or of intention not to renew any such Policy. The Disclosure Schedule to this Section contains a list of the Policies, copies of which have been provided to Buyer. The Disclosure Schedule to this Section sets forth a list of each other insurance policy or insurance contract relating to the Company and its business pursuant to which the Company is or may hereafter be entitled to assert claims for insurance coverage (the "Prior Policies"). The Company has timely pursued all rights to recover (if any) under the Policies and the Prior Policies.

                  (l) Employees. No officer or employee of the Company is in violation of any term of any contract, proprietary information agreement, noncompetition agreement, or any other agreement or any restrictive covenant or any other common law obligation to a former employer relating to the right of any such person to be engaged by it or to the use of trade secrets or proprietary information of others (an "Outside Confidentiality Agreement"), and the engagement of such persons by the Company before or after the Closing does not subject the Company or Buyer to any liability with respect thereto. There are neither pending, nor to the Sellers' Knowledge threatened, any Proceedings with respect to any Outside Confidentiality Agreement. The Disclosure Schedule to this Section lists every Outside Confidentiality Agreement about which the Company has Knowledge.

         There is no labor strike, dispute, slowdown, picketing or stoppage pending or, to the Sellers' Knowledge, threatened against or directly affecting the Company, nor has the Company experienced any of the foregoing since January 1, 1995. The Company is not subject to any collective bargaining agreement. No union representation question exists and, to Sellers' Knowledge, there has been no union organization effort since January 1, 1995, respecting the employees of the Company. The Company is not delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them prior to the Closing Date or amounts required to be reimbursed to such employees. The Disclosure Schedule to this Section lists every retired employee entitled to receive compensation from the Company or to participate in any benefit plan. The books and records of the Company accurately reflect all changes in compensation since April 1, 1995.

         The employment of each of the Company's employees is terminable at will without cost to the Company for severance obligations, except for payment of accrued salaries or wages and vacation pay. No employee or former employee has any right to be rehired by the Company prior to the hiring of a person not previously employed by the Company. To Sellers' Knowledge, no officer, director or key employee intends to terminate employment with the Company.

                  (m) Worker's Compensation. Except as set forth on the Disclosure Schedule to this Section, the Company subscribes to, or is otherwise insured under, the worker's compensation or similar statute in every state in which it owns or leases real estate or has employees. The

Disclosure Schedule to this Section lists all material claims filed by employees of the Company in respect of employment-related injury or illness since June 30, 1995. The Company has not received any report or notice from the Occupational Safety and Health Administration.

                  (n) ERISA. The Disclosure Schedule to this Section lists each "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that the Company maintains or ever has maintained after June 30, 1995, or to which the Company contributes, ever has contributed or ever has been required to contribute after June 30, 1998 (the "Employee Benefit Plans"). Each Employee Benefit Plan (and each related trust, insurance contract or fund) complies in form and in operation in all respects with the applicable requirements of all laws, rules and regulations governing or applying to such Employee Benefit Plan, including without limitation ERISA and the Code. All contributions (including all employer and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an "employee pension benefit plan" (as defined in Section 3(2) of ERISA (hereinafter, an "Employee Pension Benefit Plan")). Sellers have delivered or made available to Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts and other funding agreements which implement each Employee Benefit Plan.

         No action, suit, proceeding, hearing or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan is pending or, to the Sellers' Knowledge, threatened, except for routine claims for benefits under such plans.

         The Disclosure Schedule to this Section lists all contracts with third-party administrators, insurers, actuaries, investment managers, consultants and other independent contractors that relate to any Employee Benefit Plan.

                  (o) Affiliated Transactions. At the time of the Closing, there will be no executory transactions between the Company and the Stockholder, or an Associate or Affiliate (as such terms are defined in Rule 405 promulgated pursuant to the Securities Act) of the Company, except as described herein.

                  (p) Legal Requirements. Except as set forth in the Disclosure Schedule to this Section:

                           (i) Compliance with Laws. The Company has not
violated any term of any judgment, writ, decree, order, law, statute, rule or regulation to which it is subject or a party, or by which the business or assets of the Company is bound or affected (collectively, "Legal Requirements"). The Company has not received written notice of any actual, alleged or potential violation of a Legal Requirement.

                           (ii) Certain Acts. Neither any Seller nor any of
their former or current officers, directors, employees, agents or representatives has made or agreed to make, directly or indirectly, with respect to the businesses or assets of the Company, any (A) bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company, or funds to governmental officials (or any such official's family members or affiliates) for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business or (B) payments from corporate funds to governmental officials for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions. Without limiting the generality of the foregoing, none of the foregoing persons or entities has made or agreed to make, directly or indirectly, (whether or not said payment is lawful) any payment to obtain, or with respect to, sales other than usual and regular compensation to its employees and sales representatives with respect to such sales.

                  (q) Environmental Matters.

                           (i) Compliance. To the Seller's Knowledge, the
Company is in compliance with all applicable Environmental Laws (defined below) and the Company has not received any written communication, from any person that alleges that the Company is not in compliance with applicable Environmental Laws. As used herein, "Environmental Laws" mean all laws or orders relating to the regulation or protection of human health, safety or the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), including, without limitation, laws and regulations relating to releases or threatened releases of hazardous materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling or handling of hazardous materials.

                           (ii) Environmental Claims. There is no Environmental
Claim (defined below) pending or to the Seller's Knowledge, threatened (A) against the Company, (B) against any person or entity whose liability for any Environmental Claim the Company has or may have retained or assumed either contractually or by operation of law or (c) against any real or personal property or operations which are now or have been previously owned, leased, operated or managed, in whole or in part, by the Company.

                           As used herein, "Environmental Claim" means any and
all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, Liens, investigations, proceedings or notices of compliance or violation (written or oral) by any person or entity (including any governmental authority) alleging potential liability (including, without limitation, potential liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (A) the presence, or release or threatened release into the environment, of any hazardous material at any location, whether owned, operated, leased or managed by the Seller with respect to the business of the Company; or (B) any violation, or alleged violation, of any Environmental Law; or (c) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or release of any hazardous materials.

         6.7 Buyer Stock.

                  (a) Purchase Entirely for Own Account. Each of the Stockholders is acquiring the shares of Buyer Stock for investment for such Stockholder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act. Each of the Stockholders does not have any present intention of selling, granting any participation in, or otherwise distributing the shares of Buyer Stock otherwise than pursuant to an effective registration statement under the Securities Act as contemplated by the Registration Rights Agreement or in a transaction exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as set forth in the Registration Rights Agreement, each of the Stockholders does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the shares of Buyer Stock.

                  (b) Buyer's and Merger Sub's Reliance. Each of the Stockholders acknowledges that the issuance of the shares of Buyer Stock will not be registered under the Securities Act or any state securities laws on the basis that the issuance of the shares of Buyer Stock as provided for herein is exempt from registration under the Securities Act and such state laws. Each of the Stockholders acknowledges that the availability of such exemptions is predicated in part on such Stockholder's representations set forth in this Section and that Buyer, Merger Sub and Buyer are relying on such representations.

                  (c) Receipt of Information. Each of the Stockholders has received all the information he considers necessary or appropriate for deciding whether to consummate the transactions described herein and to accept the shares of Buyer Stock. Each of the Stockholders has had an opportunity to ask questions and to receive answers from Buyer and Merger Sub regarding the terms and conditions of the issuance of the shares of Buyer Stock and the business properties, prospects and financial condition of Buyer and Merger Sub and to obtain additional information (to the extent Buyer or Merger Sub possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Stockholder or to which such Stockholder had access.

                  (d) Investment Experience. Each of the Stockholders, alone or with his representative, acknowledges that he is able to fend for himself and bear the economic risk of the investment in the shares of Buyer Stock, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the shares of Buyer Stock.

                  (e) Accredited Investor. Each of the Stockholders is an Accredited Investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

                  (f) Restricted Securities. Each of the Stockholders acknowledges that the shares of Buyer Stock may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom and that in the absence of an effective registration statement covering the shares of Buyer Stock or an available exemption from registration under the Securities Act, the shares of Buyer Stock must be held indefinitely. Each of the Stockholders further acknowledges that the shares of Buyer Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

                  (g) Legends. Each of the Stockholders acknowledges that each certificate representing any shares of the Buyer Stock will be endorsed with a legend substantially similar to the following:

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPT UNDER SUCH ACT OR LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT OR LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.

         6.8 Other.

                  (a) Documents Delivered. The minute books and stock transfer records of the Company (the "Corporate Records") that have been made available to Buyer, Merger Sub and their agents are complete in all material respects. The Corporate Records contain accurate records of all meetings held of, and corporate action taken by the respective boards of directors and stockholders of the Company, and any committee or representative thereof. No meeting has been held and no action has been taken, by any such board of directors or equity security holders for which accurate records have not been prepared and included in the Corporate Records. At the Closing, all of the Corporate Records will be in the possession of the Company.

                  (b) No Brokers Fees; No Commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by Sellers directly with Buyer and Merger Sub without any act by Sellers that would give rise to any claim against the Company, Buyer, Merger Sub or their respective Affiliates for a brokerage commission, finder's fee or other similar payment, except for a fee to be paid by the Surviving Corporation to Raymond James at the Closing and fees to be paid to Raymond James by the Surviving Corporation after the Closing in connection with the Earnout Payments and any Earnout True-up Payments, as described in Section 1.2(a)(ii).

                  (c) Disclaimer. Neither Seller shall be deemed to have made to Buyer or Merger Sub any representation or warranty other than as expressly made by Sellers herein. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by Sellers herein, Sellers make no representation or warranty with respect to any projections, estimates or budgets heretofore, delivered to or made available to Buyer or Merger Sub of future revenues, expenses or expenditures or future results of operations.


                                    ARTICLE 7

             Representations and Warranties of Buyer and Merger Sub

         Buyer and Merger Sub, jointly and severally, represent and warrant to Sellers as follows:

         7.1 Entry Into Agreements.

                  (a) Organization and Good Standing. Buyer is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of Ohio. Buyer owns, beneficially and of record, all of the issued and outstanding shares of capital stock of Merger Sub.

                  (b) Corporate Power and Authority; Validity and Authorization. Buyer and Merger Sub have full corporate power and authority to execute, deliver and perform this Agreement and the Related Agreements. This Agreement has been duly authorized, executed and delivered by Buyer and Merger Sub, and is enforceable against Buyer and Merger Sub in accordance with its terms.

                  When the Related Agreements to which each of Buyer and Merger Sub is a party are delivered at the Closing, such agreements will have been duly authorized, executed and delivered by Buyer and Merger Sub, and will constitute the legal, valid and binding obligations of Buyer and Merger Sub, enforceable against Buyer and Merger Sub in accordance with their terms.

         7.2 Conflicts and Consents.

                  (a) No Conflict. The execution, delivery and performance of this Agreement and the Related Agreements, and the consummation of the transactions contemplated hereby and thereby will not result in any violation of the terms of and will not contravene, conflict with, accelerate the performance of the obligations required under, or constitute a default under, the Certificate of Incorporation or Bylaws of Buyer or Articles of Incorporation or Bylaws of Merger Sub, or any agreement, judgment, decree, order, law, rule or regulation or other restriction applicable to it, or to which it is a party or by which Buyer or Merger Sub or their property or assets is bound, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of Buyer or Merger Sub.

                  (b) Buyer Consents Obtained. Other than the approval referred to in Section 3.1(a) (HSR Act) and the Permits, no consents, approvals or authorizations of third parties are required in connection with Buyer's and Merger Sub's valid execution, delivery, or performance of this Agreement and the Related Agreements or the consummation of the Merger or any of the transactions contemplated hereby or thereby on the part of such party.

         7.3 No Brokers Fees; No commissions. All negotiations relative hereto and the transactions contemplated hereby have been carried on by Buyer and Merger Sub directly with the Sellers without any act by Buyer or Merger Sub that would give rise to any claim against the Sellers or their Affiliates for a brokerage commission, finder's fee or other similar payment.

         7.4 HSR Act. Buyer and Merger Sub have made all filings required under the HSR Act, have fully complied with the provisions of the HSR Act and the rules and regulations promulgated thereunder, and have fully complied with all requests for information from the Federal Trade Commission and the Department of Justice. The information contained in Buyer's and Merger Sub's filings under the HSR Act is accurate and complete and such filings do not include any incorrect statements or omit to include any information necessary to make the statements therein not misleading. The copies of Buyer's and Merger Sub's filings under the HSR Act that have been provided to Sellers are true and complete copies of such filings.

         7.5 Acquisition of Stock. Buyer is acquiring the Stock for investment for its own account, not as a nominee or agent, and not with a view to the resale or present distribution of any part thereof in violation of the Securities Act. Buyer has no present intention of selling, granting any participation in or otherwise distributing the shares of Stock and Buyer has no contract, undertaking, agreement or arrangement with any person to sell, transfer, grant participations to such person or to any third person, with respect to any of the shares of Stock.

         7.6 Buyer Stock. The shares of Buyer Stock, when issued, sold and delivered in accordance with the terms hereof in exchange for the Stock will be duly and validly issued, fully paid and nonassessable and free and clear of any Liens.

         7.7 SEC Documents. Buyer has heretofore delivered or made available to the Sellers all reports filed by Buyer under Sections 13(a), 14(a), 14(c) and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") with the Securities and Exchange Commission on or after March 31, 1997 (the "SEC Documents"). As of their respective dates, each of the SEC Documents complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. The audited consolidated financial statements and unaudited consolidated financial statements of Buyer included in the SEC Documents fairly present the financial position of Buyer as of the dates of such financial statements and the results of Buyer's operations and cash flows for the periods then ended, in accordance with GAAP, except for the variances from GAAP set forth in the notes thereto.

         7.8 No Material Adverse Change. Since the date of the most recent filing by the Buyer under the Exchange Act prior to the date hereof, Buyer has suffered no material adverse change in its condition (financial or other), results of operations or cash flows or any developments that have had a material adverse effect on its condition (financial or other), results of operations, or cash flows (other than general economic or industry conditions).


                                    ARTICLE 8

                              Covenants of Sellers

         From the execution hereof until the Closing, the Stockholder, and until the Closing occurs the Company jointly and severally with the Stockholder, covenants and agrees as follows:

         8.1 Conduct of Business of the Company Pending Closing. Unless otherwise expressly contemplated hereby or approved in writing by Buyer and Merger Sub, the business and operations of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and consistent with past practices. Without limitation, the Company shall not take any of the following actions without Buyer's and Merger Sub's prior written approval: (a) dispose of any assets, including without limitation disposing of any Mortgage Loans, other than a sale of assets in the ordinary course of business, (b) incur any indebtedness, other than in the ordinary course of business, (c) pay any discretionary bonuses (other than bonuses already accrued on the date hereof) to, alter the commission rates received by, or alter the salaries of, any director, officer or key employee, (d) enter into any transaction or agreement with any Affiliate or associate of the Company or the Stockholder (including, without limitation by paying, distributing or transferring any funds or assets to the Stockholder, whether in his capacity as a stockholder or in any other capacity), (e) institute any planned reduction in force, (f) close any branch office of the Company, (g) take any action that will cause any of the Sellers' representations or warranties to be untrue or incorrect, (h) omit any action that the Company would take in the ordinary course of business, which omission will cause the Sellers' representations or warranties to be untrue or incorrect or (i) increase any reserves for Taxes (other than through any adjustments necessitated by the Company's filing of its change in accounting method under Code Section 3115). The Sellers shall use commercially reasonable efforts to maintain and preserve the Company, and its organization, franchises, authorizations, prospects, goodwill, employees and advantageous business relationships. Nothing in this provision shall prevent the Company from distributing an amount equal to the Company's taxable income for the Short Period to the Stockholder.

         8.2 Access to Information and Employees. Sellers shall permit, upon reasonable notice during normal business hours, Buyer and its Representatives to visit and inspect any of the properties of the Company, including books and records, and to discuss the affairs, finances and accounts of the Company, and Buyers' prospects, plans and intentions with the Company's officers, employees, brokers and independent public accountants, as often as any such person may deem necessary or desirable and reasonably request. Sellers shall furnish to Buyer copies of any existing Phase 1 or other existing environmental reports relating to the Real Property. Sellers shall permit Buyer to conduct, at Buyer's sole discretion, environmental investigations and analyses of the Real Property.

         In this Agreement, "Representatives" means, collectively, a party's directors, officers, employees, stockholders, partners, financial parties in interest, agents, advisors, attorneys, accountants, consultants, Affiliates, financing sources and representatives of any such source, representatives, and any person or entity being considered for any such role.

         8.3 No Solicitation. Sellers shall not directly or indirectly, through any Representatives or otherwise, solicit, accept, or entertain offers from, negotiate with or in any manner encourage, accept or consider any proposal of, or enter into any agreement with any person other than Buyer or Merger Sub relating to the acquisition of the Company or any stock, business or substantial asset of the Company, whether through purchase, merger, consolidation or other business combination. If any Seller receives any contact, inquiry or proposal regarding the foregoing, then such Seller shall notify the party making such proposal that the Sellers are contractually prohibited from engaging in such discussions. Sellers then shall promptly notify Buyer and Merger Sub of any contact received by Sellers relating to any such transaction and shall furnish to Buyer and Merger Sub, in writing, the nature of the contact and the terms of the proposal or offer, if any, the name of the person who received the contact on behalf of Sellers, and the response given by such person to the person who initiated the contact.

         8.4 Financial Statements. Sellers shall deliver to Buyer and Merger Sub not later than the 30th business day of each succeeding month, financial statements of the kind described in Section 6.2 (Financial Information) for the month ended May 31, 1998 and each subsequent month before the Closing.

         8.5 Payment of Indebtedness of Related Persons. The Stockholder will cause all indebtedness that the Stockholder or any of his Affiliates owes to the Company to be paid in full prior to Closing.

         8.6 Maintain Organization. Sellers shall cause the Company to take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Mortgage Business and shall use their commercially reasonable efforts to maintain, preserve and renew the Mortgage Business intact, and to preserve, protect and maintain for Buyer and Merger Sub the good will of the employees of the Mortgage Business, to keep available to Buyer and Merger Sub the present officers, employees and brokers of the Mortgage Business, and to preserve for Buyer and Merger Sub the present relationships with payors, suppliers, referral sources, customers and clients of the Mortgage Business and others having business relationships with the Mortgage Business. Sellers shall consult with Buyer and Merger Sub on strategies for maintaining and preserving the Mortgage Business and effecting an orderly transition to Buyer and Merger Sub's ownership of the Mortgage Business.

         8.7 Assist in Obtaining Licenses, Etc. Sellers shall reasonably assist Buyer in obtaining all Permits necessary for Buyer to operate the Mortgage Business.

         8.8 Sellers' Consents. Sellers shall use their commercially reasonable efforts to obtain the Sellers' Consents.

         8.9 Records of the Company. On or prior to the Closing Date, the Sellers shall transfer or cause to be transferred to the Company any files, books, records or other documents relating to the business of the Company that are the property of the Company and that are possessed by any Seller and that are not otherwise possessed by the Company. Sellers may make and retain copies (at their expense) of any such files, books, records and documents transferred to the Company.

         8.10 Employee Benefit Plans. The Company shall maintain in accordance with all legal requirements the Employee Benefit Plans and shall not take any action to terminate or discontinue any such plan without Buyer's and Merger Sub's prior written consent.

         8.11 Other Stockholders. The Stockholder shall not sell any shares of the Stock to any person other than an Other Stockholder who agrees in a writing (in substantially the form of Exhibit 8.11) executed by all parties hereto (a) to be a party hereto, and subject to the terms hereof, and (b) to appoint, and does thereby appoint, the Stockholder as the attorney-in-fact (the "Stockholders' Representative") for such person hereunder. The Company shall not issue, and the Stockholder shall cause the Company to not issue, any shares of capital stock of the Company to any person other than an Other Stockholder who agrees in a writing (in substantially the form of Exhibit 8.11) executed by all parties hereto (i) to be a party, and subject to the terms hereof, and (ii) to appoint, and does thereby appoint, the Stockholders' Representative as attorney-in-fact for such person hereunder.



                                    ARTICLE 9

                             Post-Closing Agreements

         After the Closing, the Stockholders, on the one hand, and Buyer and the Surviving Corporation collectively, on the other, covenant and agree as follows:

         9.1 Further Actions. The Stockholders shall execute and deliver at their own expense, such further instruments of transfer and conveyance, documents and certificates as may be reasonably requested by Buyer in order to more effectively convey and transfer to Buyer the Stock, to aid and assist in reducing to possession or exercising rights with respect to the Stock, or to consummate any of the transactions contemplated hereby.

         The Stockholders shall as promptly as practical after receipt deliver to Buyer any cash, checks, mail, packages, notices and other similar communications he receives (in his respective former roles as Stockholders, directors, officers, employees or agents of the Company). The Stockholders shall endorse in favor of Buyer any checks or other instruments of payment that by their terms are payable to the Stockholders but that are property of the Company.

         9.2 Cooperation. The Stockholders shall use commercially reasonable efforts to aid Buyer in establishing itself as the new owner and operator of the Company and, in connection therewith, shall use commercially reasonable efforts to maintain the Company's goodwill and reputation with all suppliers, customers, distributors, creditors and others having business relations with the Company and in the business community generally. The Stockholders shall cooperate, and shall cause their Representatives to cooperate, with Buyer at Buyer's expense, in connection with Buyer's preparation and filing under the Securities Act of any Registration Statement for which the assistance of Sellers or their respective Representatives is reasonably required.

         9.3 Tax Returns. The Stockholders shall cooperate with Buyer in connection with, and shall use commercially reasonable efforts to cause the Surviving Corporation to, file on behalf of the Company (and, if necessary, on behalf of any Stockholder), all tax returns for the Company's fiscal year ended March 31, 1998, by not later than July 31, 1998, and all tax returns for the Short Period by not later than the 60th day after the Closing Date.

         9.4 Employee Benefit Plans. For so long as the Stockholder serves as the Chief Executive Officer of the Surviving Corporation, Buyer shall not cause the Surviving Corporation to materially amend or modify any Employee Benefit Plan of the Surviving Corporation in effect at the Closing, except (a) with the Stockholder's prior written consent (which consent shall not be unreasonably withheld) or (b) in accordance with any change in the laws, rules or regulations governing such Employee Benefit Plans.

         9.5 Working Capital. Buyer shall make available to the Surviving Corporation, at all times prior to April 30, 2001, funds in amounts not less than $10.0 million, which may be utilized by the Surviving Corporation for its working capital requirements in the ordinary course of business.


                                   ARTICLE 10

                                 Indemnification

         10.1 Survival; Etc.

                  (a) Contents of this Agreement. The representations, warranties, covenants and agreements made in any Related Agreement, Exhibit or Disclosure Schedule shall be deemed representations, warranties, covenants and agreements made herein.

                  (b) No Effect on Liability. None of (i) the consummation of the transactions contemplated by this Agreement or the Related Agreements, (ii) the delay or omission of any party to exercise any of its rights under this Agreement or any Related Agreement or (iii) any investigation or disclosure that any party makes, any notice that any party gives, or any knowledge that any party obtains as a result thereof, or otherwise, shall (A) affect the liability of the parties to one another for Breaches (defined below) of this Agreement or any Related Agreement or (B) prevent any party from relying on the representations or warranties contained in this Agreement or any Related Agreement.

                  As used herein, a party's "Breach" shall mean any representation or warranty being untrue when made by such party, any breach of any of such party's covenants or agreements or any other claim that may be asserted against such party arising from the document in question or the transactions contemplated thereby.

                  (c) Survival. The representations and warranties of Buyer, the Merger Sub and the Stockholder made in this Agreement or any Related Agreement shall survive the Closing. The representations and warranties of the Company made herein shall be extinguished at the Closing and the Company shall have no liability thereafter for Breach hereof. Effective at the Closing, the Stockholder waives and releases any claim for Breach by the Company, including without limitation any claim for indemnification or contribution.

                  (d) Commencing Actions. If the Closing occurs, then any action against any party hereof for Breaches herein that is not commenced pursuant to
Section 10.7 (Dispute Resolution) within two years of the Closing Date shall be deemed waived, and no person shall have any remedy against any party for any such Breaches; provided, however, if the Buyer is subject to Losses (defined below) for Breaches in Sections 6.5(b) (Tax Matters), 6.6(p) (Legal Requirements) or 6.6(q) (Environmental Matters), the Buyer may commence an action against the Stockholder to recover such Losses at any time that Buyer or the Company is subject to Losses (defined below) with respect thereto and shall not be barred by the first clause of this Section; provided, however, that Buyer shall use commercially reasonable efforts to obtain (for itself and for the Stockholder) the benefit of any statute of limitations applicable as against any third party.

         10.2 Indemnities.

                  (a) Indemnification of Buyer. Subject to the other provisions of this Article, before the Closing the Sellers jointly and severally, and after the Closing the Stockholder and the Other Stockholders, jointly and severally (collectively, as applicable, the "Seller Indemnitors"), shall defend, indemnify and hold Buyer, the Surviving Corporation (from and after the Closing), and their respective directors, officers, employees, stockholders, subsidiaries, agents, advisors, attorneys, accountants, consultants and affiliates (collectively, the "Buyer Indemnitees"), harmless from and against, and promptly reimburse the Buyer Indemnitees for, any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to approval as provided below) and attorneys' and accountants' fees (collectively, "Losses") that any Buyer Indemnitee suffers or incurs or to which any Buyer Indemnitee becomes subject, which Losses arise out of or in connection with (i) any Breach by any Seller of this Agreement or any Related Agreement, (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by any Seller of this Agreement or any Related Agreement, (iii) the Proceedings, whether or not listed on the Disclosure Schedule to Section 6.5(c) (Litigation) (provided, however, that the Seller Indemnitors' obligation to indemnify for any Loss arising out of any Proceeding shall be reduced by any amount previously collected by the Surviving Corporation in satisfaction of judgments in the Surviving Corporation's favor arising out of any Proceeding, or, if any such collection by the Surviving Corporation occurs after the reduction of any Earnout Payment by the amount of any Loss arising out of any Proceeding, and prior to April 30, 2001, then the Surviving Corporation shall pay to the Stockholders (without duplication in the calculation or payment of future Earnout Payments) an amount equal to the lesser of the amount offset or the amount of the collection, provided further, that the Seller Indemnitors shall be entitled to utilize such reduction only once with respect to the amount collected pursuant to each such judgment), (iv) any Tax in excess of the applicable reserve (other than any reserve for deferred Taxes established to reflect temporary differences between book and Tax basis in assets and liabilities) for accrued but unpaid Taxes owed by the Company for any period prior to the Closing or (v) any liability arising out of Marketing Solution Publications, Inc.

         The Seller Indemnitors shall promptly pay or reimburse to the Buyer Indemnitees the amount of all Losses after the amount of any such Loss and such Seller Indemnitor's liability therefor is established by (A) agreement in writing between Buyer and the Stockholders' Representative or (B) arbitration pursuant to Section 10.7 (Dispute Resolution) (any Loss so determined is referred to herein as an "Established Loss"). If each Seller Indemnitor does not pay to the Buyer Indemnitees the amount of the Established Loss on or before the 30th day after the determination described in item (A) or (B) above, then on the 31st day after such determination, the amount of the Established Loss payable by such Seller Indemnitor shall bear interest at a rate of interest per annum that shall, from day to day, equal the lesser of (X) the variable rate of interest published in the Money Rates section of the Wall Street Journal (or the comparable section of such newspaper) as the prime rate of interest on corporate loans at large United States money center commercial banks plus five percent (5%) and (Y) the maximum rate allowed under applicable law. Notwithstanding the foregoing, no such interest shall accrue on the portion of any Established Loss that is set off against an Earnout Payment pursuant to Section 10.2(c) (Setoff).

                  (b) Indemnification of the Stockholder. Subject to the other provisions of this Article, Buyer and the Surviving Corporation (the "Buyer Indemnitors") shall defend, indemnify and hold the Stockholder (and after the Closing, the Other Stockholders) harmless from and against, and promptly reimburse him (or them) for, any Losses that the Stockholder incurs (and the Other Stockholders incur after the Closing) or to which the Stockholder becomes subject (and the Other Stockholders or any of them become subject after the Closing), which Losses arise out of or in connection with (i) any Breach by Buyer or Merger Sub of this Agreement or any Related Agreement or (ii) any claim asserted by any third party that, assuming the truth thereof, would constitute a Breach by Buyer or Merger Sub of this Agreement or any Related Agreement.

         The Buyer Indemnitors shall promptly pay to the Stockholders the aggregate amount of all Losses after the amount of any such Loss and the Buyer Indemnitors' liability therefor is established by (A) agreement in writing between the Stockholder's Representative and the Buyer Indemnitors or (B) arbitration pursuant to Section 10.7 (Dispute Resolution) (any Loss so determined is referred to herein as an "Established Stockholder Loss"). If the Buyer Indemnitors do not pay to the Stockholders the aggregate amount of any Established Stockholder Loss on or before the 30th day after the determination described in item (A) or (B) above, then on the 31st day after such determination, the amount of the Established Stockholder Loss shall bear interest at a rate of interest per annum that shall, from day to day, equal the lesser of (X) the variable rate of interest published in the Money Rates section of the Wall Street Journal (or the comparable section of such newspaper) as the prime rate of interest on corporate loans at large United States money center commercial banks plus five percent (5%) and (Y) the maximum rate allowed under applicable law.

                  (c) Setoff. For any Established Loss determined prior to the final Earnout Payment Date, the Buyer Indemnitees shall offset such Established Loss against any Earnout Payment, pro-rata among the Stockholders and pro-rata between cash and Buyer Stock, with the Common Stock Portion of any such setoff Earnout Payments being valued at the value of such setoff Earnout Payment on the applicable Earnout Payment Date. Any such set off will be an adjustment to the Merger Consideration.

         The exercise of such right of offset by the Buyer Indemnitees in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under, or Breach of, the Buyer Indemnitees' obligations to the Stockholders.

         If the Buyer Indemnitees commence any action pursuant to Section 10.1(d) (Commencing Actions) prior to the third anniversary of the Closing Date, then the parties shall use commercially reasonable efforts to resolve such action or to convert the applicable Loss into an Established Loss prior to the final Earnout Payment Date. If, however, any such action is pending on the final Earnout Payment Date, then the payment of a portion of the Earnout Payments in an amount equal to the value of the claimed Loss, pro-rata between cash and Buyer's Stock and pro-rata among the Stockholders, shall be delayed until the action is resolved or until the loss is converted to an Established Loss.

         10.3 Limitations on Indemnities.

                  (a) Basket.

                           (i) Notwithstanding anything to the contrary in this
Article, after the Closing the Seller Indemnitors shall not have any obligation to indemnify the Buyer Indemnitees for Losses incurred hereunder until the indemnifiable Losses incurred by the Buyer Indemnitees or to which the Buyer Indemnitees become subject, exceed $500,000, and then the Seller Indemnitors shall indemnify the Buyer Indemnitees pursuant to this Article only for Losses in excess of such amount.

                           (ii) Notwithstanding anything to the contrary in this
Article, the Buyer Indemnitors shall not have any obligation to indemnify the Stockholders for Losses incurred hereunder until the indemnifiable Losses incurred by the Stockholders or to which the Stockholders become subject, exceed $500,000 and then the Buyer Indemnitors shall indemnify the Stockholders pursuant to this Article only for Losses in excess of such amount.

                  (b) Cap.

                           (i) The Seller Indemnitors shall not have any
liability to the Buyer Indemnitees for indemnifiable Losses after the Stockholders have suffered setoffs of Earnout Payments pursuant to Section 10.2(c) (Setoff) (and, if applicable, have paid to the Buyer Indemnitees cash) having an aggregate value equal to the sum of $7.5 million; plus an additional amount equal to any indemnifiable Losses relating to Taxes or Tax Returns of the Company or MSPI (or of the Surviving Corporation or any successor to MSPI, in each case relating to periods up to and including the Effective Time), in an amount not to exceed an additional $2.5 million, for an aggregate maximum indemnifiable amount of $10.0 million; provided, however, that any amounts paid by the Stockholder to the Surviving Corporation after the Effective Time in respect of claims by Buyer on behalf of the Surviving Corporation for breaches of the Stockholder's fiduciary duties to the Company or related claims shall reduce such aggregate maximum indemnification obligation.

                           (ii) The Buyer Indemnitors shall not have any
liability to the Stockholders for indemnifiable Losses after the Buyer Indemnitors have paid to the Stockholders, in the aggregate, the sum of $7.5 million.


                  (c) Exclusions.

                           (i) The limitations in clause (a)(I) and clause
(b)(I) of this Section shall not apply to claims for fraud by any Seller in connection with the consummation of the transactions described herein or any Stockholders' failure to pay any Earnout True-up Payment. Notwithstanding any other provision hereof, the Seller Indemnitors shall defend, indemnify and hold the Buyer Indemnitees harmless from and against, and promptly reimburse the Buyer Indemnitees for, any Losses that any Buyer Indemnitee incurs or to which any Buyer Indemnitee becomes subject, arising out of such fraud.

                           (ii) The limitations in clause (a)(ii) and clause
(b)(ii) of this Section shall not apply to claims for (A) the Buyer's failure to deliver possession or title to the Closing Stock Merger Consideration or to pay any Earnout Payment or Earnout True-up Payment, all as provided herein or (B) fraud by the Buyer or Merger Sub in connection with the consummation of the transactions described herein. Notwithstanding any other provision hereof, the Buyer Indemnitors shall defend, indemnify and hold the Stockholders harmless from and against, and promptly reimburse the Stockholders for, any Losses that any Stockholder incurs or to which any Stockholder becomes subject, arising out of the foregoing matters.

                  (d) Exclusivity. The indemnification provisions of this
Article 10 shall be the exclusive remedy for any loss, expense, damage, deficiency, liability, claim or obligation, including investigative costs, costs of defense, settlement costs (subject to consent as provided in Section 10.4(b) (Defense Costs) below) and attorneys' and accountants' fees in connection with this Agreement or any Breach hereof.

         10.4  Notice and Opportunity to Defend.

                  (a) Notice, Etc. If any party (the "Indemnified Party") receives notice of any third-party claim or commencement of any third-party action or proceeding (an "Asserted Liability") with respect to which any other party (an "Indemnifying Party") is obligated to provide indemnification pursuant to Section 10.2(a) (Indemnification of Buyer) or Section 10.2(b) (Indemnification of the Stockholders), the Indemnified Party shall promptly give all Indemnifying Parties notice thereof. The Indemnified Party's failure so to notify an Indemnifying Party shall not cause the Indemnified Party to lose its right to indemnification under this Article, except to the extent that such failure materially prejudices the Indemnifying Party's ability to defend against an Asserted Liability that such Indemnifying Party has the right to defend against hereunder (and except as otherwise set forth in this Article). Such notice shall describe the Asserted Liability in reasonable detail, and if practicable shall indicate the amount (which may be estimated) of the Losses that have been or may be asserted by the Indemnified Party. Each of the Indemnifying Parties may defend against an Asserted Liability on behalf of the Indemnified Party utilizing counsel reasonably acceptable to the Indemnified Party, unless
(i) the Indemnified Party reasonably objects to the assumption of such defense on the grounds that counsel for such Indemnifying Parties cannot represent both the Indemnified Party and the Indemnifying Parties because such representation would be reasonably likely to result in a conflict of interest or because there may be defenses available to the Indemnified Party that are not available to such Indemnifying Parties, (ii) the Indemnifying Party is not capable (by reason of insufficient financial capacity, bankruptcy, receivership, liquidation, managerial deadlock, managerial neglect or similar events) of maintaining a reasonable defense of such action or proceeding, or (iii) the action or proceeding seeks injunctive or other equitable relief against the Indemnified Party.

                  (b) Defense Costs. If any Indemnifying Party defends an Asserted Liability, it shall do so at its own expense and shall not be responsible for the costs of defense, investigative costs, attorney's fees or other expenses incurred to defend the Asserted Liability (collectively, "Defense Costs") of the Indemnified Party (which may continue to defend, at its own expense). Notwithstanding the foregoing, if the person or entity asserting the Asserted Liability against the Indemnified Party claims or seeks amounts in excess of the amount set forth in Section 10.3(b) (Cap), then the Indemnifying Party shall remain liable for the Costs of Defense incurred by the Indemnified Party, subject to the limitation contained in Section 10.3(b) (Cap). If the Indemnified Party assumes the defense of an Asserted Liability by reason of clauses (i), (ii) or (iii) of Subsection (a) above, or because the Indemnifying Party has not elected to assume the defense, then such Indemnifying Party shall indemnify the Indemnified Party for its Defense Costs; provided, however, the Indemnifying Parties shall not be liable for the costs of more than one counsel for all Indemnified Parties in any one jurisdiction. An Indemnifying Party may settle any Asserted Liability only with the consent of the Indemnified Party, which consent shall not be unreasonably withheld.

                  (c) Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date with respect to which indemnification is not available (for any reason) under this Article, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

         10.5 Delays or Omissions, Etc.. Except as provided in Section 10.1 (Survival; Etc.) and Section 10.4(a) (Notice, Etc.), no delay or omission to exercise any right, power or remedy inuring to any party upon any breach or default of any party under this Agreement or any Related Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Neither the exercise of nor the failure to exercise any remedy under this Agreement or any Related Agreement will constitute an election of remedies or limit in any manner enforcement of any remedies. All remedies either under this Agreement or any Related Agreement or by law or otherwise afforded to the parties shall be cumulative and not alternative.

         10.6 Governing Law; Attorneys' Fees. This Agreement and the Related Agreements shall be governed by, construed, interpreted and applied in accordance with the laws of the State of Florida, without giving effect to any conflict of laws rules that would refer the matter to the laws of another jurisdiction.

         Subject to Section 10.7 (Dispute Resolution), each party hereto hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Middle District of Florida and, if such court does not have jurisdiction, of the courts of the State of Florida in Pinellas County, for the purposes of any action arising out of this Agreement or any of the Related Agreements, or the subject matter hereof or thereof, brought by any other party.

         Subject to Section 10.7 (Dispute Resolution), to the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise in any such action, any claim (i) that it is not subject to the jurisdiction of the above-named courts, (ii) that the action is brought in an inconvenient forum, (iii) that it is immune from any legal process with respect to itself or its property, (iv) that the venue of the suit, action or proceeding is improper or (v) that this Agreement or any Related Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.

         The prevailing party in any action or proceeding relating to this Agreement or any Related Agreement shall be entitled to recover reasonable attorneys' fees and other costs from the non-prevailing parties, in addition to any other relief to which such prevailing party may be entitled.

         10.7 Dispute Resolution.

                  (a) Arbitration. All disputes and controversies of every kind and nature between the parties hereto arising out of or in connection with this Agreement (including without limitation this Article 10) or the Related Agreements as to the construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, or breach, shall be submitted to arbitration pursuant to the following procedures:

                           (i) After a dispute or controversy arises, either
party may, in a written notice delivered to the other party, demand such arbitration. Such notice shall designate the name of the arbitrator (who shall be an impartial person) appointed by such party demanding arbitration, together with a statement of the matter in controversy.

                           (ii) Within 30 days after receipt of such demand, the
other party shall, in a written notice delivered to the other party, name such party's arbitrator (who shall be an impartial person). If such party fails to name an arbitrator, then the second arbitrator shall be named by the American Arbitration Association (the "AAA"). The two arbitrators so selected shall name a third arbitrator (who shall be an impartial person) within 30 days, or in lieu of such agreement on a third arbitrator by the two arbitrators so appointed, the third arbitrator shall be appointed by the AAA. If any arbitrator appointed hereunder shall die, resign, refuse, or become unable to act before an arbitration decision is rendered, then the vacancy shall be filled by the methods set forth in this Section for the original appointment of such arbitrator.

                           (iii) Each party shall bear its own arbitration costs
and expenses. The arbitration hearing shall be held in Tampa, Florida at a location designated by a majority of the arbitrators. The Commercial Arbitration Rules of the American Arbitration Association shall be incorporated by reference at such hearing, the substantive laws of the State of Florida (excluding conflict of laws provisions) shall apply.

                           (iv) The arbitration hearing shall be concluded
within ten days unless otherwise ordered by the arbitrators and the written award thereon shall be made within 15 days after the close of submission of evidence. An award rendered by a majority of the arbitrators appointed pursuant hereto shall be final and binding on all parties to the proceeding, shall resolve the question of costs of the arbitrators and all related matters, and judgment on such award may be entered and enforced by either party in any court of competent jurisdiction.

                           (v) Except as set forth in Section 10.7(b) (Emergency
Relief), the parties stipulate that the provisions of this Section shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement or any of the Related Agreements. The arbitration provisions hereof shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement or the Related Agreements.

         Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other party; nor will any party hereto disclose to any third party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party. Notwithstanding the foregoing, the parties acknowledge that Buyer may disclose the existence or results of an arbitration hereunder, as well as information otherwise required to be disclosed by deposition, subpoena or other court or governmental action in connection with Buyer's obligations under the Exchange Act and the rules and regulations promulgated thereunder and in connection with Buyer's registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder.

                  (b) Emergency Relief. Notwithstanding anything in Section 10.7 (Dispute Resolution) to the contrary and subject to the provisions of Section
10.6 (Governing Law; Attorneys' Fees), either party may seek from a court any provisional remedy that may be necessary to protect any rights or property of such party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.


                                   ARTICLE 11

                                  Miscellaneous

         11.1 Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the permitted assigns, successors, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned without the written consent of all other parties and any attempted assignment without such consent shall be null and void; provided, however, Buyer and/or

Merger Sub may assign all of its rights and obligations hereunder to one of its affiliates; provided, further, that any assignment hereunder shall not relieve any party of any obligations or liabilities hereunder.

         11.2 Entire Agreement; Amendment. This Agreement (including the Schedules and Exhibits hereto), the other documents delivered pursuant hereto and referenced herein constitute the full and entire understanding and agreement between the parties and supersede any other agreement, written or oral, with regard to the subject matter hereof. This Agreement supersedes that certain Letter of Intent dated June 2, 1998 among certain of the parties hereto (the "Letter of Intent"). Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the parties hereto.

         11.3 Press Release. Prior to the Closing, none of the parties hereto, nor any of their Representatives shall, without the prior written consent of the others, which shall not be unreasonably withheld, make any statement, public announcement or release to the press, or any other third party with respect to their discussions or this Agreement or permit any of its employees or agents to make any such statement, announcement or release, until such time as either party may be permitted, under this Section, or required by law, regulation or order to make disclosure.


         The parties hereto also agree to notify each other promptly of any disclosure with respect to such discussions or this Agreement which is required by law, regulation or otherwise and to coordinate the disclosure of any information so required. If any party hereto becomes legally compelled by deposition, subpoena, or other court or governmental action to disclose any of the information described in this Section, then such party will give the other parties prompt notice to that effect, and will cooperate with the other parties if the other parties seek to obtain a protective order concerning the information described in this Section. The legally compelled party will disclose only such information as its counsel shall advise is legally required.

         Notwithstanding the foregoing, the parties acknowledge that Buyer may disclose these discussions and this Agreement in connection with Buyer's obligations under the Exchange Act and the rules and regulations promulgated thereunder, in connection with Buyer's registration of offerings of securities under the Securities Act and the rules and regulations promulgated thereunder, and in connection with any presentation or delivery of information to any rating agency.

         11.4 Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by certified or registered mail, postage prepaid with return receipt requested, telecopy (with hard copy delivered by overnight courier service), or delivered by hand, messenger or overnight courier service, and shall be deemed given when received at the addresses of the parties set forth below, or at such other address furnished in writing to the other parties hereto:


         If to the Company:                 Mortgage Investors Corporation
                                            6090 Central Avenue
                                            St. Petersburg, Florida 33707
         with copies to:                    Holland & Knight LLP
                                            400 North Ashley Drive
                                            Suite 2300
                                            Tampa, Florida 33602
                                            Attn: Robert J. Grammig
                                            (813) 229-0134 (fax)

                                            Carlton, Fields, Ward, Emmanuel,
                                              Smith & Cutler, P.A.
                                            Barnett Tower
                                            P.O. Box 2861
                                            St. Petersburg, Florida 33731
                                            Attn: Steven C. Dupre
                                            (813) 882-3768 (fax)

         If to the Stockholder:             William Edwards
                                            6090 Central Avenue
                                            St. Petersburg, Florida 33707

         with copies to:                    Holland & Knight LLP
                                            400 North Ashley Drive
                                            Suite 2300
                                            Tampa, Florida 33602
                                            Attn: Robert J. Grammig
                                            (813) 229-0134 (fax)

                                            Carlton, Fields, Ward, Emmanuel,
                                              Smith & Cutler, P.A.
                                            Barnett Tower
                                            P.O. Box 2861
                                            St. Petersburg, Florida 33731
                                            Attn: Steven C. Dupre
                                            (813) 882-3768 (fax)

         If to Buyer or Merger Sub:         AMRESCO
                                            Suite 2400
                                            700 North Pearl Street
                                            Dallas, TX  75201
                                            Attention:   General Counsel
                                            (214) 953-7757 (fax)
         with copies to:                    Haynes and Boone, LLP
                                            Suite 3100
                                            901 Main Street
                                            Dallas, Texas  75202
                                            Attention:   Tom D. Harris
                                            (214) 651-5940 (fax)

         11.5 No Third Party Beneficiary, Etc. There shall be no third party beneficiary hereof. Neither the availability of, nor any limit on, any remedy hereunder limit the remedies of any party hereto against third parties.

         11.6 Reformation; Severability. In case any provision hereof shall be invalid, illegal or unenforceable, such provision shall be reformed to best effectuate the intent of the parties and permit enforcement thereof, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If such provision is not capable of reformation, it shall be severed from this agreement and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. Any counterpart may be delivered by facsimile; provided that attachment thereof shall constitute the representation and warranty of the person delivering such signature that such person has full power and authority to attach such signature and to deliver this Agreement. Any facsimile signature shall be replaced with an original signature as promptly as practicable.

         11.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs hereof are for convenience of reference only and are not to be considered in construing this Agreement. References to "Sections" herein are references to sections of this Agreement. The words "herein," "hereof," "hereto" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

         11.9 Confidentiality.

                  (a) As used herein, "Confidential Information" means confidential business information regarding any party hereto or its affiliates, including, without limitation, marketing lists used by the Company or any information identifying the source of, and the process used by the Company to obtain, such marketing lists; customer lists and files; prices and costs; business and financial records; information relating to personnel contracts; stock ownership; liabilities; litigation and the terms of this Agreement or any Related Agreement and any written analysis or other document reflecting such information that a party hereto (the "Obligated Party") prepared (an "Analysis"). However, "Confidential Information" shall not include:

                           (i) any information properly obtained and already in
the possession of a party hereto prior to the execution of the Letter of Intent, or information available to the Obligated Party from public records or from other sources in accordance with law,

                           (ii) any information that is in the public domain or
subsequently enters the public domain otherwise than through disclosure by the Obligated Party or any of the Obligated Party's Representatives,

                           (iii) any information that is independently developed
by or on behalf of the Obligated Party without reference to the Confidential Information,

                           (iv) any information that is acquired from a person
(other than the party disclosing Confidential Information (the "Disclosing Party")) not known by the Obligated Party to be providing such information in breach of a confidentiality obligation to the Disclosing Party, or

                           (v) information the release of which has been
approved in writing by the Disclosing Party.

                  (b) The Sellers on the one hand, and Buyer and Merger Sub collectively on the other, will treat the Confidential Information disclosed by the other as confidential, will use the Confidential Information only in connection with their evaluation of the transactions hereunder, and will not disclose it to others, except that each party shall have the right to communicate the information to any of such party's Representatives, provided that such Representative is informed that the Confidential Information is confidential and such Representative agrees to be bound by the terms of this Section. The Obligated Party shall be liable for any breach of this Section by any of its Representatives.

         The parties acknowledge that Buyer may disclose Confidential Information in connection with Buyer's obligations under the Exchange Act and the rules and regulations promulgated thereunder, and in connection with Buyer's registration of offerings of securities under the Securities Act, and the rules and regulations promulgated thereunder. Any such disclosures of Confidential Information by Buyer shall not be a breach or violation of this Section.

         If the Obligated Party becomes legally compelled by deposition, subpoena or other court or governmental action to disclose any of the Confidential Information, then the Obligated Party will give the Disclosing Party prompt notice to that effect, and will cooperate with the Disclosing Party if the Disclosing Party seeks to obtain a protective order concerning the Confidential Information. The Obligated Party will disclose only such Confidential Information as its counsel shall advise is legally required.

         The parties acknowledge that remedies at law may be inadequate to protect against breach of this Section, and the Obligated Party hereby in advance agrees to the granting of injunctive relief in the Disclosing Party's favor without proof of actual damages as a remedy for breach of this Section.

         11.10 Expenses. Except as otherwise expressly provided herein, each party hereto will bear its respective third-party expenses incurred in connection with the preparation, execution and performance of this Agreement, the Related Agreements and the transactions contemplated herein or therein, including without limitation all fees and expenses of agents, representatives, counsel and accountants. The Sellers shall not utilize assets of the Company to pay such expenses.

         11.11 Responsibility for Merger Sub. Buyer shall be directly responsible for assuring that Merger Sub performs all of its obligations hereunder.

         11.12 Knowledge. The term "Knowledge" shall mean the actual awareness of a party. Knowledge of the Company shall be the Knowledge of the Stockholder and any Other Stockholder (other than Edwin Hill).

         11.13 Waivers. Any and all waivers shall only be effective if set forth in writing and signed by the party waiving the rights in question.

         11.14 Cooperation with the Stockholder's Accountants. Prior to the Closing, Buyer shall use commercially reasonable efforts to cooperate with the reasonable requests of the Stockholder's accountants with a view toward permitting such accountants to render to the Stockholder an opinion regarding the tax effect of the transactions contemplated herein.

                                    * * * * *

         This Agreement has been executed and delivered as of the date first written above.

                             The Company:

                             Mortgage Investors Corporation

                             By: /s/ William Edwards
                                 ----------------------------------------------
                                     William Edwards
                                     Chairman of the Board and
                                     Chief Executive Officer

                             The Stockholders:

                             /s/ WILLIAM EDWARDS
                             --------------------------------------------------
                             WILLIAM EDWARDS

                             /s/ LYNN RUSHMORE
                             --------------------------------------------------
                             LYNN RUSHMORE

                             /s/ JEFFREY CRILLEY
                             --------------------------------------------------
                             JEFFREY CRILLEY

                             /s/ LARRY FISHER
                             --------------------------------------------------
                             LARRY FISHER

                             /s/ JIM MCMAHAN
                             --------------------------------------------------
                             JIM MCMAHAN

                             /s/ JIM SHATZ
                             --------------------------------------------------
                             JIM SHATZ

                             /s/ DEREK VAN HOOSE
                             --------------------------------------------------
                             DEREK VAN HOOSE

                             Buyer:

                             AMRESCO, INC.

                             By: /s/ SCOTT J. READING
                                -----------------------------------------------
                                     Scott J. Reading
                                     President - Residential Mortgage Banking

                             Merger Sub:

                             MIC Acquisition, Inc.

                             By: /s/ SCOTT J. READING
                                 ----------------------------------------------
                                 Scott J. Reading, President